UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB-2A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                (Amendment No. 1)


                           RUBINCON  VENTURES  INC.
                    -------------------------------
          (Name  of  small  business  issuer  in its charter)

     Delaware                                 1099                    98-0200798
     --------                                 ----                 -------------
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S.  Employer
incorporation or organization     Classification Code Number    Identification
                                                                No.)

  4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8 - (604)-929-0637
  -----------------------------------------------------------------------------
        (Address  and  telephone  number  of principal executive offices)

     4761  Cove  Cliff  Road,  North  Vancouver,  B.C.,  Canada,  V7G  1H8
    ---------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


                         Nevada Agency and Trust Company
                         -------------------------------
     Suite 880 - 50 West Liberty Street, Reno, Nevada - USA, (775) 322-0626

     ----------------------------------------------------------------------
       (Name,  address  and  telephone  number  of  agent  of  service)

                                   copies to:
 Corporate Legal Services, LLP, 2224 Main Street, Santa Monica, California 90405

Approximate date of proposed sale to the public: As soon after this Registration Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ X ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement under number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

                         CALCULATION OF REGISTRATION FEE






TITLE OF EACH                         PROPOSED MAX.   PROPOSED MAX.
CLASS OF SECURITIES    AMOUNT TO       OFFERING         AGGREGATE           AMOUNT OF
TO BE REGISTERED     BE REGISTERED   PRICE PER UNIT   OFFERING PRICE   REGISTRATION FEE (1)
-------------------  -------------  ---------------  ---------------  ---------------------

Common, par value       Maximum
per share $0.001       1,000,000       $  0.15         $  150,000            $ 100

                        Minimum
                        300,000        $  0.15         $   45,000
-------------------  -------------  ---------------  ---------------  ---------------------





(1) Estimated solely for the purposes of computing the amount of registration fee in accordance with Rule 457 (o)

                               PROSPECTUS SUMMARY


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFERING OR SALE IS NOT PERMITTED.

Rubincon Ventures Inc. ("Rubincon") is offering a minimum of 300,000 shares of its common stock and a maximum of 1,000,000 shares of its common stock, par value of $0.001 per share. All dollar amounts referenced herein refer to United States dollars. There is no established trading market for the shares, and the shares are not listed on any securities exchange or market.

Rubincon is making this offering of up to 1,000,000 shares of common stock on a self-underwritten, minimum-maximum basis conducted only by the officers and directors of Rubincon. Rubincon will begin to sell the shares on the date listed on the cover of this prospectus. Rubincon will open a separate escrow bank account, in Rubincon's name, to hold all funds received from the subscriptions. No use of these funds will occur until the minimum subscriptions have been subscribed for. During the initial offering period, Rubincon may continue to offer shares for a period of up to 12 months from the effective date of the registration statement of which this prospectus is a part, at its sole discretion. At such time that a minimum of $45,000 in proceeds is received from the sale of shares, the proceeds will be distributed from the escrow account to Rubincon for immediate use. If Rubincon does not sell the minimum $45,000 gross proceeds during the initial offering period, Rubincon may update this prospectus and continue the offering for up to an additional 12 months but after that time period the offering will be closed. During this continuous offering period, Rubincon will sell subscriptions for shares at $0.l5 per share. The minimum purchase for any investor is $200. Rubincon may terminate this offering at any time. If Rubincon does not receive subscriptions for the minimum of $45,000 in gross proceeds, all funds received from potential investors will be returned without interest or deduction.

It is Rubincon's intention to seek a market maker to apply for a quotation on the OTC Bulletin Board in the United States, also known as the OTCBB or the newly formed BBX Exchange, following the effectiveness of this Prospectus.

Rubincon has ownership interests in the mineral rights on the mining claim called the Bridge mineral claim. During the next several years Rubincon intends to explore the Bridge claim. This is more fully described elsewhere in this prospectus.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. THE READER SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 6.

The information in this prospectus is not complete and may be changed. Rubincon may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is _________, 2003

                                TABLE OF CONTENTS





                                                              Page
                                                              ----
Part I

Glossary of Geological and Technical Terms . . . . . . . . .     4
Incorporation. . . . . . . . . . . . . . . . . . . . . . . .     6
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . .     6
Cautionary Note Regarding Forward-Looking Statements . . . .    11
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .    11
Arbitrary Determination of Offering Price. . . . . . . . . .    12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . .    13
Plan of Distribution . . . . . . . . . . . . . . . . . . . .    13
Management . . . . . . . . . . . . . . . . . . . . . . . . .    14
Executive Compensation . . . . . . . . . . . . . . . . . . .    17
Principal Stockholders . . . . . . . . . . . . . . . . . . .    17
Compliance with Section 16(a) of the Securities Exchange Act    18
Description of Common Stock. . . . . . . . . . . . . . . . .    19
Interest of Named Experts and Counsel. . . . . . . . . . . .    21
Business . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Management's Discussion and Analysis or Plan of Operation. .    27
Description of Property. . . . . . . . . . . . . . . . . . .    29
Certain Relationships and Related Party Transactions . . . .    29
Additional Information . . . . . . . . . . . . . . . . . . .    30
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .    30
Indemnification of Directors and Officers. . . . . . . . . .    30
Financial Statements . . . . . . . . . . . . . . . . . . . .    32
Changes in and Disagreement with Accountants on
             Accounting and Financial Disclosure . . . . . .    43

Part II - Information not Required in Prospectus . . . . . .    44

Other Expenses of Issuance and Distribution. . . . . . . . .    44
Recent Sales of Unregistered Securities. . . . . . . . . . .    44
Exhibit Index. . . . . . . . . . . . . . . . . . . . . . . .    46

Signatures . . . . . . . . . . . . . . . . . . . . . . . . .    48

                   GLOSSARY OF GEOLOGICAL AND TECHNICAL TERMS


Anomalies  -  A  departure  from  the  expected  or  normal.

Argillite - A compact rock derived from either mudstone or shale but lacking lamination or cleavage.

Ash  -  The  inorganic  residue  after  burning.


Bedrock - Solid rock exposed at the surface of the Earth or overlain by unconsolidated material, weathered rock or soil.


Boxwork - A network of intersecting blades or plates of limonite or other iron oxide, deposited in cavities along fracture planes from which sulphides have been dissolved by processes associated with the oxidation and leaching of sulphide ores.

Calcite - A cementing mineral in many sedimentary rocks that has prolific crystal habits.

Carbonate - A compound containing the acid radical CO3 or carbonic acid. Bases react with carbonic acid to form carbonates.

Chert - A hard, dense, dull, microcrystalline or crypto-crystalline sedimentary rock, consisting dominantly of interlocking crystals of quartz.

Diorite  -  A  course-grained  plutonic  igneous  rock  containing  quartz.

Dip - The angle in which the vein is inclined from the horizontal, measured perpendicular to the strike and in the vertical plane.

Fault - A fracture in rock along which there has been an observable amount of displacement. When faults occur along parallel or subparallel sets of planes they are called fault or fracture zones.

Fault zone - A fault that is expressed as a zone of numerous small fractures or of breccia or fault gouge.


Garnet - A hard, brittle, glasslike mineral occurring either in mass or in grain form.



Geotechnical - The application of scientific methods and engineering principles to the acquisition, interpretation and use of knowledge of materials of the Earth's crust for the solution of engineering problems.

Greenstone - A field term applied to any compact dark-green altered igneous rock.

Ilmenite  -  commonly  known  as  black  iron.


Intrusion - A body of igneous rock which has formed itself into pre-existing rocks, either along some definite structural feature or by deformation and cross-cutting of the invaded rocks.

Leucoxene - A fine grained, opaque white alternation product of ilmenite, mainly finely crystalline rutile.


Limestone - A sedimentary rock consisting chiefly of calcium carbonate primarily in the form of the mineral calcite.



Monazite  - A mineral occurring often in sand deposits, especially in Carolinas,

Brazil  and  India.  It  is  a  phosphate  of  certain  rare  earths.


Ore - A natural occurring material from which a mineral or minerals of economic value can be extracted profitably.

Outcrop  - The part of the rock formation  appears at the surface of the ground.


Overburden  -  Loose  soil,  sand,  gravel,  etc.  which lies above the bedrock.


Pyrite - An isometric mineral that crystallizes in cubes, occurs in veins, igneous rocks and metamorphic rocks.

Quartz - A form of silica occuring in hexagonal crystals or in crystalline masses. It is the most common of all solid minerals and may be colorless and transparent, or colored.


Reserve - The quantity of mineral that is calculated to lie within given boundaries. It is described as total (or gross), workable, or probable working, depending on the application of certain arbitrary limits in respect of deposit thickness, depth, quality, geological conditions, and contemporary economic factors. The reserve is often determined once it is sampled, developed, blocked out, or exposed on not less than three sides and determined that it can be economically and legally extracted or produced.



Rutile - A mineral consisting of titanium dioxide, usually a reddish brown color and brilliant metallic luster; considered to be gemstone.


Schistoscity  -  Considered  to  be  a  type  of  cleavage.

Shear - A deformation resulting from stresses that cause or tend to cause contiguous parts of a body to slide relatively to each other in a direction parallel to their plane of contact.

Shear zone - A tabular zone of rock that has been crushed and brecciated by many parallel fractures due to shear strain.

Strike - The course or bearing of the outcrop of an inclined bed, vein or falt plane on a level surface.

Sulphide - A mineral compound characterized by the linkage of sulphur with a metal.

Ultramafic  -  Said  of  an  igneous  rock  composed  chiefly of mafic minerals.

Volcanic rock - A generally finely crystalline or glassy igenous rock resulting from volcanic action at or near the Earth's surface, either ejected explosively or extruded as lava.

                                  INCORPORATION
                                  -------------


Rubincon was incorporated under the laws of the State of Delaware on February 2, 1999. Its executive office is located at 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8, (Tel: 604-929-0637) which is the business address of Rubincon's President. At the present time, Rubincon does not have any subsidiaries, affiliated companies or joint venture partners.



Rubincon is in the mineral exploration industry having the ownership to the mineral rights on a single lode mineral claim of approximately 1,235 acres located in the Bralorne mining area of British Columbia, Canada. Rubincon has undertaken exploration activities on its mineral claim, known as the "Bridge", as more fully described elsewhere within this Prospectus. Rubincon is an exploration stage company without any assurance that a commercially viable mineral deposit, a reserve, exists on the Bridge claim until appropriate exploration work is done and a comprehensive study based upon such work concludes legal and economic feasibility.



 Rubincon previously acquired a mineral claim located in the Zeballos gold camp, but this claim was abandoned by Rubincon. Rubincon acquired the Bridge Claim by staking on February 7, 2000, and has performed several small exploration programs on the claim which will maintain it in good standing until February 7, 2004 The Bridge claim has not been proven to have any commercially minable ore reserves. As a result, the expenses relating to exploring the claim are expensed as incurred. Accordingly, Rubincon has almost no assets on its balance sheet, and has total liabilities of approximately $54,661. From inception through January 31, 2003, Rubincon generated no revenues, and incurred approximately $97,774 in losses, which consist principally of rent ($14,400), accounting and audit fees ($19,400) and management fees ($24,000). Rubincon anticipates minimum operating expenses of about $40,000, not including any cost associated with exploration of the Bridge Claim.


If this offering is successful, Rubincon will use the proceeds to pay expenses of this offering, operating expenses, and to conduct exploration of the Bridge claim (Phase I and Phase II) as described elsewhere herein. Even if the maximum of $150,000 is raised in this offering, and even if the exploration of the Bridge claim is successful enough to merit Phase III exploration, Rubincon will need to raise at least an additional $160,000 in order to complete Phase III exploration. There is no assurance that this offering will be successful, that Rubincon will raise the $45,000 minimum described herein, or that, even if this offering is successful, that the results of the exploration will be conclusive or positive or merit additional exploration. The offering is being conducted without an underwriter, and the officers and directors of Rubincon will be conducting the offering.

To date Rubincon has realized no revenue from the Bridge claim and it will take an unknown number of years of exploration to be able to identify a commercially viable reserve. An exploration program of any size will require additional funds which presently Rubincon does not have. Its ability to raise funds might be limited as more fully described under "Risk Factors".

                                  RISK FACTORS
                                  ------------


An investment in Rubincon's stock involves a high degree of risk. An investor should carefully consider the risks described below, the other information in this Prospectus and whether an investment in a speculative exploration company in the mining industry is a suitable investment for them. If any of the following risks occur, Rubincon's business, results of operation and financial condition could seriously be harmed. There may be no value in Rubincon's common stock unless it obtains a quotation on a recognized stock exchange and even if it becomes listed the value of Rubincon's common stock could decline due to the following risk factors and an investor might lose all or part of their investment.

..

1.     PENNY  STOCK RULES MAY MAKE BUYING OR SELLING RUBINCON'S SHARES DIFFICULT

Broker-dealer practices in connection with transactions in penny stock are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges and quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about the penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. Rubincon's common shares are subject to the penny stock rules, and investors in this offering may find it more difficult to sell their shares.


2.     RUBINCON  HAS  NO  OPERATING  HISTORY  OR  REVENUE


Rubincon has no operating history or any revenue from operations since its inception which would permit an investor to judge the probability of Rubincon's success. The only activities of Rubincon to date have been related to the acquisition of a mining claim named the "Rubincon Claim" which was subsequently abandoned, and the acquisition of an additional claim referred to herein as the "Bridge Claim" which Rubincon intends to explore, but with respect to which there are no proven mineral reserves. Rubincon has no significant assets or financial resources. Its lack of operational history makes it very difficult for an investor to make an investment decision based upon Rubincon's managerial skill. In the event Rubincon's business fails as a result of its lack of managerial skills, an investor could lose their entire investment.



3.       RUBINCON  MIGHT  CEASE  TO  BE  A  GOING  CONCERN

Rubincon's auditors, in the audited financial statements included in this Prospectus, have stated in their audit opinion dated April 26, 2003 the following:

"The accompanying financial statements have been prepared assuming that Rubincon will continue as a going concern. Rubincon does not have the necessary working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. These financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Basically, the auditors are alerting the present shareholders and any future investors that if Rubincon does not obtain future funding there is a strong possibility Rubincon will cease to be a viable concern and therefore no longer be an operating entity. The potential harm to an investor, if Rubincon ceases as a going concern, would result in an investor losing their entire investment in Rubincon. Investors should seriously consider this point prior to making any investment in Rubincon.



4. INVESTORS WILL NOT BE ABLE TO SELL THEIR SHARES SINCE THERE IS NO PUBLIC TRADING MARKET FOR RUBINCON'S SHARES.

There is currently no public trading market for Rubincon's common stock. Therefore, there is no central place, such as a stock exchange, or electronic trading system, to resell an investor's shares. If an investor wants to resell their shares, they will have to locate a buyer and negotiate their own sale. There may be no buyers for an investors' shares and, therefore, they may never be able to sell their shares. In addition, Rubincon may never be able to list its securities on the NASD OTC Bulletin Board, or any other trading system, and, even if it is successful in this effort, there is no assurance that a trading market (liquid or illiquid) will develop.

5.     A  CONTINUING  TREND  OF  ACCUMULATED  LOSSES  SINCE  INCEPTION

Since inception, Rubincon has incurred losses and has an accumulative deficit of $97,774 as at January 31, 2003. This trend may never be reversed and an investor should seriously consider this risk factor before making an investment in Rubincon.



6.     NO  ASSURANCE  FURTHER  CAPITAL  CAN BE RAISED FOR EXPLORATION ACTIVITIES

Rubincon's ultimate success in fully implementing its exploration and sale of any commercially viable minerals on the Bridge claim is dependent on its ability to raise additional capital. This capital may not be available when needed. Even if capital is available, it may be on terms Rubincon deems unacceptable or are materially adverse to the shareholders' interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Rubincon's inability to obtain capital would have a material adverse effect on its ability to implement its growth strategy, and as a result, could require it to diminish or suspend its exploration program and possibly cease its operations. The value of the common stock offered hereunder will very likely be worthless.



7.     SELF-UNDERWRITTEN  OFFERING;  NO  INDEPENDENT  DUE  DILIGENCE  HAS  BEEN
       UNDERTAKEN


This offering is self-underwritten by officers and directors of Rubincon. Therefore, potential investors should give careful consideration to all aspects of this offering before any investment is made. Due to the absence of an underwriter, no due diligence examination has been performed in conjunction with this offering as would have been performed in an underwritten offering. No independent evaluation of Rubincon has been performed in order to determine the offering price of Rubincon's common stock, as would normally be completed in an underwritten offering. Accordingly, the determination of the offering price should be considered as arbitrary. In addition, in an underwritten offering, the underwriter and its counsel usually conduct substantial due diligence into the organization, operation and management of Rubincon, all of which have not been done in this case.


8. ORIGINAL INVESTORS PURCHASED THEIR SHARES AT SUBSTANTIALLY LOWER PRICES THAN ANY INVESTOR UNDER THIS OFFERING

All of the present shareholders acquired their shares at substantially lower prices than investors will acquire their shares in this offering, and therefore the new investors will bear most of the risk of loss without the benefit of having any great control over the activities of Rubincon (refer to page 13 - Dilution).



9.     NO  KNOWN  RESERVE

The Bridge claim, as more fully discussed elsewhere in this Prospectus, does not contain a known body of commercially viable ore reserve and, therefore, any program conducted on the Bridge would be of an exploratory search for ore. A reserve may never be found on Rubincon's property. Any investment by Rubincon in exploration of the Bridge claim may be completely lost, which would have a materially adverse effect on Rubincon's financial condition, results of operation and value of its securities.





10.     AVAILABILITY  OF  FUNDS  FOR  EXPLORATION

Resource exploration is a speculative business in that Rubincon might not be able to raise any funds subsequent to the capital to be raised in this offering. Without the required capital Rubincon will not be able to undertake a major exploration program on the Bridge claim and further its knowledge of the mineralization within the claim itself. Even if the capital is not avaivable for a work program, the directors are prepared to pay the annual assessment fees of approximately $2,400 to maintain the Bridge in good standing over the next several years similarly as they have done during the last several years.

11.     INSIGNIFICANT  MINERAL  DEPOSIT  WHICH  IS  NOT  PROFITABLE

Rubincon might discover a mineral deposit which might not be the size and grade to ensure profitability when mined. Profitable operations require a certain number of tons and grade of the ore and if these two factors are not present Rubincon will not be able to proceed, and would thereafter likely cease operations. Rubincon may never identify a mineral deposit on the Bridge claim.


12.     MARKETING  FACTORS  BEYOND  THE  CONTROL  OF  RUBINCON


The marketability of any minerals acquired or discovered may be affected by factors beyond the control of Rubincon. For example, fluctuations of the price of gold and silver, the nearness to the claim of milling facilities, governmental regulations, cost of labor and equipment, taxes and quotas on production and selling, and a host of other costs related to the extraction and marketing of any mineral deposit found by Rubincon, could have a material adverse effect on Rubincon's results of operations and its ability to continue operations. Such factors, individually or collectively, will have an impact on Rubincon's share price if it ever becomes a quoted company.


13.     COMPETITION  WITHIN  THE  MINING  INDUSTRY


In Canada, there are numerous mining and exploration companies, both big and small, and competition among these companies is intense. All of these mining companies are seeking properties of merit, availability of funds and distribution of their minerals. Rubincon will have to compete against such companies to acquire the funds to further explore its mineral claim. The availability of funds for exploration is extremely limited and Rubincon might find it difficult to compete with larger and more well-known companies for capital. Even though Rubincon has the rights to the minerals on the Bridge claim, there is no guarantee it will be able to raise sufficient funds in the future to maintain the Bridge claim in good standing and complete exploration on it. Therefore, if Rubincon does not have sufficient funds for exploration, the claim might lapse and be staked by other mining interests, which would represent a complete loss of all rights to the Bridge claim. Rubincon might be forced to seek a joint venture partner to assist in the exploration of its mineral claim. In this case, Rubincon might not be able to pay its proportionate share of the exploration costs and might be diluted to an insignificant carried interest.






14.     MINING  INVOLVES  A  HIGH  DEGREE  OF  RISK


Mining operations generally involve a high degree of risk. Being in a mountainous area surrounding the Bridge claim might result in hazards from unusual or unexpected formations. At all times the exploration crew will constantly have to be aware of the different rock conditions they are working on since the ground itself is not stable. Even though the town of Gold Bridge is several miles away, availability for immediate medical help might not be forthcoming due to the various exploration activities being undertaken in the Bralorne mining area at any given time. Rubincon may become subject to liability for pollution, cave-ins or hazards against which it cannot insure or which it may not elect to insure. The payment of such liabilities may have a material, adverse effect on Rubincon's results of operations or financial condition, and its ability to continue as a going concern.


15.     ENVIRONMENTAL  CONCERNS


Although there are not many environmental restrictions imposed by the Province of British Columbia during the exploration stage, Rubincon must be aware that it will have to act in a responsible manner when exploring the Bridge claim. Due to the location of the Bridge claim in the mountains, there is a responsibility to ensure that streams do not become contaminated during exploration since small fish and other water creatures might become threatened. Rubincon will not be able to disturb the direction of the flow of the streams and will not be able to remove large trees and shrubs around the areas of exploration unless special permission can be obtained from the Forestry Department. Any removal of vast quantities of soil or over-burden will have to be approved by the Ministry of Mines prior to the work being undertaken since certain wild life might be disturbed. Once a decision has been made that there exists a viable ore reserve on the Bridge claim, Rubincon will have to strictly adhere to "Timber

Harvesting  Practices  Regulations",  "Mineral  Tenure  Act",  "Coal  Act"  and
"Forestry  Act".   Each  of  these Acts will impose restrictions on how Rubincon can  proceed  to  extract  minerals  from  the  Bridge  claim.






16.     TITLE  TO  THE  CLAIM


While Rubincon has obtained the usual industry standard title reports with respect to the Bridge claim, this should not be construed as a guarantee of title. The Bridge claim may be subject to prior unregistered agreements or transactions or native land claims and title may be affected by undetected defects. Certain of the units within the Bridge claim may be under dispute and the ultimate resolution of a dispute may result in the loss of all of the Bridge claim or a reduction in Rubincon's interest therein. It may be the case that unless and until a significant value is established for any minerals on the Bridge claim, any dispute relating to it will not be brought forward or discovered by Rubincon.


17.     REFINING  THE  ORE


Even if there exists a commercially viable reserve, there may be substantial competition for the services of the existing mill located in Gold Bridge. Other companies may have long term contracts with this mill thereby inhibiting Rubincon's ability to process its ore and eventually market it. At this point in time Rubincon does not have any contractual agreements to refine any potential ore it might discover on the Bridge claim, or that any contractual agreements will be available to Rubincon on acceptable terms or at all.


18.     ATTRACTING  MINING  PERSONNEL


The exploration business is highly competitive and highly fragmented, dominated by both large and small mining companies. Success will largely be dependent on Rubincon's ability to attract talent from the mining field, which may be difficult due to Rubincon's financial condition, lack of operating history and revenues and the fact that it is a small exploration company having only one mineral claim.


19.     NO  SURVEY  HAS  BEEN  PERFORMED


The Bridge claim has never been surveyed and, accordingly, the precise location of the boundaries of the property and ownership of mineral rights on specific tracts of land comprising it may be in doubt. If a dispute occurs relating to the specific boundaries of the Bridge claim, it might develop into court action which, at the present time, Rubincon does not have the funds to defend and, hence, might lose its rights to the Bridge claim.


20.     CONFLICT  OF  INTEREST


Some of the Directors of Rubincon are also directors and officers of other companies and conflicts of interest may arise between their duties as directors of Rubincon and as directors and/or officers of other companies. For example, Mr. Reimchen is President and Director of Zarcan Minerals Ltd. ("Zarcan"), a mining company which is listed on the TSX Exchange in Canada. Even though
Zarcan is not involved in a mineral property in Canada, Mr. Reimchen has a conflict of interest in the event that he knows of a mineral claim, either in Canada or elsewhere, since he will have to offer it to both Rubincon and Zarcan. Even with full disclosure by Mr. Reimchen and the other directors and officers, Rubincon does not know if it will receive fair and equitable treatment in every transaction.


21.     MINING  EXPERIENCE  BY  MANAGEMENT


Only Rubincon's President has mining experience whereas the other two directors have not had any mining experience at all. Therefore, Rubincon might be required to use the assistance of geologists and consultants to assist it in the exploration of the Bridge claim if Mr. Reimchen is not available at the time the exploration program commences. Such services are expensive, and Rubincon might not have the financial capacity to hire and/or retain these professionals.

22.     KEY-MAN  INSURANCE

Rubincon does not carry a policy for key-man insurance. Therefore, the departure of its President and only geologist on the Board of Directors could have a material adverse effect on Rubincon's financial condition, results of operations and its ability to continue as a going concern.



23.     LIMITED  TIME  SPENT  BY  DIRECTORS  AND OFFICERS ON AFFAIRS OF RUBINCON

The officers and directors spend limited time on business of Rubincon; being approximately 5 hours a month for each of the President and Secretary Treasurer. This lack of time being spent on the affairs of Rubincon might in the future have a detrimental financial effect on its development since outside consultants and advisors might have to be hired on a part time basis.


              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements contained, or incorporated by reference, in this prospectus are "forward-looking" statements. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by Rubincon, which may be provided by management are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Rubincon, economic and market factors and the industries in which Rubincon does business, among other things. These statements are not guarantees of future performance and Rubincon has no specific intention to update these statements.


Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The principal important risk factors that could cause Rubincon's actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to, Rubincon's ability to raise capital, develop or explore its mining claims, or discover any valuable reserves at all on Rubincon's mining claim. At the present time, there is no assurance whatsoever that Rubincon will discover any commercially valuable reserves of any kind on Rubincon's mining claim. In such event, Rubincon's entire investment in such claim would be worthless. Other important risk factors include changes in laws or regulations effecting Rubincon or its industry, changes in federal income tax laws, and changes in general economic and market factors that affect the prices of securities or the industries in which Rubincon does business, especially those affecting the mining industry.


Rubincon, is a Delaware corporation with its only offices in Canada, and its only operations in Canada. However, all references to dollar amounts herein are in US Dollars.


                                 USE OF PROCEEDS
                                 ---------------


The amount of cash proceeds from this offering will depend on the number of shares sold since shares will only be sold for cash; no exchange of assets or promissory notes will be considered. The proceeds from the minimum number of shares subscribed for from this offering, less the expenses of the offering, will be used under Phase I of the exploration program as recommended by Douglas Symonds, Professional Geoscientist, on page 25 of this Prospectus. If the maximum number of shares are sold under this offering, Phase II of the recommended work program will also be undertaken by Rubincon. The net proceeds of this offering that are not expensed immediately may be deposited in interest or non-interest bearing accounts, or investment in governmental obligations, term deposits, commercial paper or similar investments. None of the proceeds will be used to discharge debts owed by Rubincon nor to acquire any material assets.

The use of the minimum and maximum proceeds from this offering will be used as follows:






                              Minimum   Maximum
Amount Raised                 $45,000   $150,000
                              --------  --------
Offering expenses (page 14).  $ 12,500  $ 12,500
Phase I (page 25). . . . . .    32,000    32,000
Phase II (page 25) . . . . .         -    64,000
Payment of accounts payable.         -    16,585
Working capital. . . . . . .       500    24,915
                              --------  --------
                              $ 45,000  $150,000
                              ========  ========





The above use of proceeds from this offering does not take into consideration Phase III of the recommended exploration program. The possibilities of finding a commercially viable reserve in performing Phases I and II are remote. Only in the event that the recommendation from a professional geologist is obtained, which is based upon the information to be gathered in completing Phases I and II, will Rubincon proceed to raise additional funds for the completion of Phase
III. There is no assurance, however, that such additional funds will be available on terms acceptable to Rubincon, or at all. If such additional funds are raised, shareholders at that time, including investors who purchase the shares offered hereunder, may experience substantial dilution.



Only if the maximum subscriptions are received will Rubincon have the required capital to discharge its current debt obligations.


Working capital includes the costs for filing, transfer agents and auditing fees. The costs set forth above are only estimates, and it is possible that the actual costs may exceed such estimates, or that there will be substantial additional costs. There is no assurance that additional funds will be available to Rubincon to cover any shortfall in costs.


While Rubincon currently intends to use the proceeds of this offering substantially in the manner set forth above, it reserves the right to reassess and reassign such use if, in the judgment of its Board of Directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, Rubincon will issue an amended Form SB-2.



Upon the effective date of this Prospectus filed under the Securities Act of 1933 by Rubincon, Rubincon shall report the use of proceeds on its first periodic report filed pursuant to sections 13(a) and 15(b) of the Exchange Act (15 U.S.C. 78m(a) and 78o(d)) after effectiveness of its Form SB-2, and thereafter on each of its subsequent periodic reports filed pursuant to sections 13(a) and 15(d) of the Exchange Act through the latter of disclosure of the application of all the offering proceeds, or disclosure of the termination of the offering.


                    ARBITRARY DETERMINATION OF OFFERING PRICE
                    -----------------------------------------

The determination of the offering price cannot be based on the price of the common shares since the common shares do not trade on any stock exchange in North America or elsewhere. The offering price was determined by the directors of Rubincon, and is arbitrary and not an indication of and is not based upon the actual value of Rubincon. The offering price bears no relationship to Rubincon's book value, assets or earnings or any other recognized criteria of value other than it was determined to be an acceptable price by the directors of Rubincon. The offering price should not be regarded as an indicator of the future market price (if any) of Rubincon's securities.

                                    DILUTION
                                    --------

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of the offering. The net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of Rubincon's arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares purchased by the investor is also a result of the lower book value of the shares held by the existing shareholders. The existing shareholders paid $0.001 per share. The consideration paid in all circumstances was cash.


As at January 31, 2003, there was a negative value in net tangible book value of $54,661 or approximately a negative value of $0.22 per share based on 2,400,820 shares outstanding.

Upon the completion of the minimum offering, the net negative tangible book value would be $9,661 or approximately $0.000358 per share based on 2,700,820 shares outstanding. The net tangible book value of the shares held by the existing shareholders would be increased by basically nothing per share whereas the purchasers would incur an immediate dilution from $0.15 per share or basically nil value per share.

Upon the completion of the maximum offering, the net book value would be $95,339 or approximately $0.0286 per share based on 3,400,820 shares. The net tangible book value of the shares held by the existing shareholders would be increased by approximately $0.02 per share without additional investment on their part, whereas the purchaser would incur an immediate dilution from $0.15 per share to approximately $0.03 per share.


After completing the minimum shares sold for the offering, the new purchasers will own approximately 11.11% of the total number of shares outstanding for which they made a cash investment of $45,000 or $0.15 per share. The existing shareholders will have control of 89.89% of the shares, for which they made contributions of $2,401 or $0.001 per share.

After completing the maximum shares sold for the offering, the new purchasers will own approximately 29.4% of the total number of shares outstanding for which they made a cash investment of $150,000 or $0.15 per share. The existing shareholders will have control of 70.6% of the shares, for which they made contributions of $2,401 or $0.001 per share.


Rubincon approved, at the Annual General Meeting which was held on August 20, 2002, the establishment of a Non-Qualified Stock Option Plan (refer to Exhibit 99.2) whereby 240,000 common shares at $0.15 per share will be allocated at some future date to officers, directors, consultants and third parties who will assist Rubincon in its future development. Upon approval and grant by the Board of Directors of any or all of the Non-Qualified Stock Options under this plan, a purchaser will have his or her percentage interest in the equity of Rubincon reduced, and may accordingly experience additional dilution.



                              PLAN OF DISTRIBUTION
                              --------------------

Up to 1,000,000 shares of common stock of Rubincon will be sold if all shares offered are subscribed for. Rubincon is not using the services of an underwriter and therefore is under no underwriting obligations since it will self-underwrite this offering. No compensation will be paid to any director, officer, finder or another third party for assisting in selling any securities under this offering. They will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with a Company may participate in the offering of Rubincon's securities and not be deemed to be a broker-dealer.


The shareholders subscribing to any shares under this offering must complete, execute, acknowledge, and deliver to Rubincon a Share Subscription Agreement (refer to Exhibit 99.1). By executing this document, the investor will agree that he or she will be a shareholder in Rubincon.

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by Rubincon:

       Audit  and  accounting                                   $  2,550
       Annual fee (registered office and franchise fee)              250
       BBX Exchange fees (assumed)  (i)                            3,500
       Legal                                                       5,000
       Photocopying and Delivery                                     100
       Registration Fee                                              100
       Transfer agent's fees  -  issuance of certificates          1,000
                                                                   -----

       Total estimated expenses of issuance and distribution    $ 12,500
                                                                  ======

(i)  Fees  to  BBX  Exchange

     If the management of Rubincon decides to obtain a quotation on the newly formed BBX Exchange rather than apply to the present OTC Bulletin Board the fees will be as follows:

       Non-refundable  application  fee                        $   1,000
       Listing fee net of waiver if filed before October 2003      2,500
                                                                   -----
                                                               $   3,500
                                                                  ======


                                   MANAGEMENT
                                   ----------

The name, municipality of residence, position held within Rubincon, principal occupation of each of the directors and officers and the date the individual was first elected or appointed are set forth in the following table. Each director is to serve until the next Annual Meeting of Shareholders or until his successor is elected or appointed. Unless otherwise indicated, each director and officer has been engaged for the past five years in the specified principal occupations or in other executive capacities with the companies or firms referred to, or with affiliates or predecessors thereof.






NAME AND                         POSITION OR              PRINCIPAL                 YEAR           VOTING SHARES
MUNICIPALITY OF                 OFFICE WITHIN          OCCUPATION FOR              BECAME          BENEFICIALLY
RESIDENCE           AGE           RUBINCON           THE PAST FIVE YEARS         A DIRECTOR          OWNED (1)
Ted Reimchen. . . .                                President of Pegasus
North Vancouver,. .            President and       Earth Sensing
B.C.,Canada . . . .  61         Director (2)       Corporation.                    2002                   0

Irene Campany                Chief Financial
Port Moody, B. C.                Officer,          Owner and President of
Canada.                    Secretary-Treasurer     Intermediate Care
 . . . . . .         61        and Director        and old age facility.           2001             240,000

Martine Rummelhoff                                 Owner and
North Vancouver                                    President of
B.C., Canada.        44      Director (2)          Norsemen Plumbing               2001              75,000







(1) The information as to shares beneficially owned, not being within the knowledge of Rubincon, has been furnished by the above named officers and directors. The shares held by Irene Campany include 40,000 shares owned by her husband, Michael Campany. Numbers referenced above do not include common shares issuable upon exercise of stock options not yet granted, but which are contemplated to be granted in the future, or any other reserved securities. The directors can grant upwards to 240,000 stock options under a Non-Qualified Stock Option Plan (refer to Exhibit 99.2).


(2)     Directors  who  are  members  of  the  Audit  Committee.


The Audit Committee of Rubincon currently consists of Ted Reimchen, President, and Martine Rummelhoff, Director. The general function of the audit committee is to review the overall audit plan and Rubincon's system of internal control, to review the results of the external audit, and to resolve any potential dispute with Rubincon's auditors. The percentage of common shares beneficially owned, directly or indirectly, or even which control or direction is exercised by all directors and officers of Rubincon, collectively, is approximately 13.1 percent of the total issued and outstanding shares. No independent director has been selected to serve on the Audit Committee although it is the intention of Rubincon to do so in the future. The Audit Committee has not met since its formation - (Refer to Exhibit 99.3 for the Audit Committee Charter).


The  following  are  biographies  of  the  directors  and  officers of Rubincon.


TED REIMCHEN is a professional geologist having graduated with a Bachelor of Science degree in geology and botany from the University of Alberta in Canada in 1966 and in 1968 obtained his Masters of Science degree in geology from the same university. He is a member of the following organizations:

               Professional Engineers and Geoscientists of British Columbia; Association of Professional Engineers, Geophysicists and Geologists of Alberta;
               American  Association  of  Exploration  Geochemists;
               American  Society  of  Wetland  Scientists;
               Canada  Center  of  Remote  Sensing;
               President's Council, 1908 Society, University of Alberta; and Remote Sensing Society of Canada, USA and ESA.

Between 1968 and 1971, he worked for Geological Survey of Canada mapping some 5,000 miles in Dawson Creek, British Columbia and published a report entitled "A Geological Life History" in the Royal Ontario Museum of Archaeological Series in 1972. Over the next 30 years, Mr. Reimchen wrote a number of papers and reports which were published in various professional journals in Canada. Between 1972 and 1980, he worked for Syncrude Canada Ltd. on the tar sands project in Northern Alberta, Canada, doing detailed field mapping, trenching and drilling combined with determination of the geotechnical parameters used to predict the behavior of overburden. Subsequent to this assignment, Mr Reimchen was engaged as a consultant and located 100,000,000 ton gypsum deposit in the southern
Canadian Rockies for Genestar Ltd. utilizing satellite digital data. Between 1980 and 1990, he worked as a consultant for such companies as Ratnapura Gold and Gem Ltd. in Sri Lanka performing economic evaluations and mining appraisal, Westcan Minerals Ltd. exploring and evaluating an alluvial gold, ilmenite and garnet property on the island of Bopol in the Philippines and Imperial Metals Ltd. exploring, recovery plant design and mine planning for gold and platinum in the KotZebue Sound, Alaska. Between 1990 and 1997, he was engaged as a consultant for such companies as Praetorian Minerals Limited exploring and evaluating ilmenite, rutile, monazite, leucoxene, garnet and gold in Hainan Island, China, United Liberty Resources evaluating alluvial diamonds and gold in the Dompin Area of southern Ghana and Ibcol Technical Services exploring and evaluating gold and diamonds in the Amazon Para Province of Mato Grosso in Brazil.

For the past five years, Mr. Reimchen has been President and Director of Zarcan Minerals Inc. ("Zarcan") where he has been actively involved in Zarcan's alluvial diamond prospects in Brazil by coordinating and overseeing all facets of its exploration program. In addition, he has been responsible for the exploration of Zarcan's gold property in Iran. These two projects have basically taken virtually all of Mr. Reimchen's time during the last five years.

Mr.  Reimchen  became  a  director of Rubincon on July 8, 2002 and was appointed
President on the same day and re-elected as a director at the Annual General Meeting of Stockholders held on August 20, 2002 and subsequently was appointed by the Board of Directors as President of Rubincon.

IRENE  CAMPANY  graduated  from  Holy  Roode Secondary School in Scotland in the early 1960's. In 1967 she departed Scotland and came to Canada where she practiced her specialty in geriatrics which resulted in Ms. Campany funding and operating a rest home in St. Catherines, Ontario, Canada for the older citizens. In this position, she was responsible for patient care, administration functions such as hiring personnel and professional staff, payroll, supplies and purchase of food. In 1980, she moved to British Columbia, Canada and started and owned IMS Insurance Medical Services Ltd. which became the largest paramedical supply company in that province employing 200 doctors and over 100 nurses. Her responsibilities were the hiring of personnel, both professional and administrative, payroll, organizing the distribution of products and the purchasing of required equipment and supplies. She sold her business in the early 1990s and in 1992 she joined her husband's family security firm named Laurenian Financial Services Ltd. where she was responsible for assisting individuals and companies with their investment portfolios. Ms. Campany worked with this firm until 2000 when she departed and joined Strategic Management Consultants Inc. which is a speakers' bureau serving Canada, United States and Australia and is also a consulting group specializing in business development, change management and customer services. She acts as a motivational speaker on financial risk management, life skills and motivation. Outside her work environment she also teaches lifestyles and nutrition skills to older people. She is still employed with Strategic Management Consultants Inc.

She became a director of Rubincon on March 12, 2001 and was appointed Secretary Treasurer on the same day. On August 20, 2003, the shareholders elected her to serve as a director for a second term and the Board of Directors appointed her as Secretary Treasurer on the same day. On October 8, 2002, the Board of Directors appointed Ms. Campany as Chief Financial Officer.

MARTINE RUMMELHOFF was born in Daveluyville, Quebec, Canada and graduated from high school in 1976. After high school she attended community college for two years taking a diploma course in restaurant management. In 1980, she completed her training in restaurant management which gave her the skills in administration, ordering of food and supplies and problem solving regarding personnel and customers. From 1981 to 1985 she managed the Simon Fraser Inn in Prince George and subsequently the Crest Hotel in Prince Rupert, both in British Columbia, Canada, where she was responsible for the day to day operations of all food services within the hotel including restaurants, bars and room service. In 1987 she became the manager of Norsk Mechanical Limited, a major mechanical company who installed and supplied plumbing fixtures for projects such as apartment buildings, senior centers and town house developments; for example, The Scotsdale in Penticton, British Columbia. While employed with Norsk she was responsible for all contracts, overseeing the accounting looking after all aspect of the office. In 1991, she met her present husband and together they started Norseman Plumbing in Vancouver, British Columbia where she was responsible for quotations on work, securing future contracts for work, hiring personnel, bookkeeping and other activities are periodically required by the company. Norseman Plumbing is a company which performs installations and services of plumbing equipment; both residential and commercial. Since its formation, Norseman Plumbing has opened branch offices in Kitmat, British Columbia, San Diego and San Francisco, California. For the past five years, Ms. Rummelhoff has been employed with Norseman Plumbing.

Ms. Rummelhoff became a director of Rubincon on March 12, 2001 and was again appointed a director at the Annual General Meeting of Stockholders held on August 20, 2002.



Rubincon does not have any employees other than its directors and officers. Douglas Symonds, Professional Geoscientist was employed as an independent consultant to prepare a geological report on the Bridge claim but will not be involved in the future exploration program due to his other work commitments. His recommendations will form the basis of the exploration on the Bridge mineral claim.


There are no family relationships among the directors, executive officers, or persons nominated or chosen by Rubincon to become directors or executive officers.

                             EXECUTIVE COMPENSATION
                             ----------------------


As at April 30, 2003, Rubincon did not have any employees either part time or full time. The current officers of Rubincon serve in their capacity as consultants, but may become employees when and if Rubincon is sufficiently capitalized to be able to retain and compensate employees. Initially Rubincon does not wish to bear the burden of carrying full time employees especially during periods when it is difficult to work on the mineral claim due to weather conditions.

There has been no compensation given to any of the Directors or Officers since inception of Rubincon. There are no stock options outstanding as at April 30, 2003, but it is contemplated that options will be granted under a Non-Qualified Stock Option Plan approved by shareholders as more fully described under "Description of Common Stock" on page 19.

Rubincon has accrued $500 per month since its inception as management fees to give recognition to services provided by the directors and officers for which they are not paid. The directors and officers have agreed not to accept shares or cash in the future for the management fees accrued to date. Therefore, management fees have been expensed during the period they were recognized and credited as a contribution to Capital in Excess of Par Value. The total amount of management fees so credited since inception is $24,000.

Rubincon does not consider the above noted management fees as compensation to the directors and officers because they received nothing personally, and the expenses were accrued to accurately reflect the value of services provided to Rubincon, even though Rubincon did not actually pay anything for such services.

The executive officers identified the Rubincon and Bridge claims, incorporated Rubincon, obtained the assistance of professionals as needed, identified potential investors to contribute the initial "seed capital", coordinated various filing requirements and other matters normally performed by the executive officers without any compensation. Rubincon has given recognition in the financial statements for the period ended January 31, 2003 to this contribution by expensing $6,000 for services of the executive officers and crediting Capital in Excess of Par Value on the balance sheet.

Rubincon is not a party to any employment contracts or collective bargaining agreements. The British Columbia area has a relatively large pool of people experienced in exploration of mineral properties - being mainly geologists and mining consultants. In addition, there is no lack of people who have experience in working on mineral properties either as laborers or prospectors. Initially Rubincon will use independent workers and consultants on a part time basis. This will enable Rubincon to not incur long-term contracts with any employee and will assist Rubincon to utilize funds raised by way of this Prospectus in the exploration of its property and not the retention of employees during idle times.

Directors are not paid for meetings attended at Rubincon's corporate headquarters and there are no fees for telephone meetings. Nevertheless, Rubincon has accrued $600 for telephone charges for the fiscal year ended January 31, 2003 and credited Capital in Excess of Par Value. All travel and lodging expenses associated with directors' meeting(s) are reimbursed by Rubincon when incurred.


Rubincon expects to compensate its directors and officers in the future. At this time, no decision has been made as to the appropriate compensation in dollars. In the interim, Rubincon has received approval from its shareholders to implement a Non-Qualified Stock Option Plan for directors, officers, consultants and other individuals assisting in the development of Rubincon.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------


The following table sets forth information regarding the beneficial ownership of shares of Rubincon's common stock as of April 30, 2003 (2,400,820 shares issued and outstanding) by (i) all stockholders known to Rubincon to be beneficial owners of more than 5 percent of the outstanding common stock; and (ii) all directors and executive officers of Rubincon, individually and as a group:





TITLE OR                 NAME AND ADDRESS OF       AMOUNT AND NATURE     PERCENT OF
CLASS                    BENEFICIAL OWNER (1)    OF BENEFICIAL OWNER (2)    CLASS
----------------------  -----------------------                           ----------
  Common               Ted Reimchen
  Stock                4761 Cove Cliff Road
   . . . . . . .       North Vancouver, B.C.
      . . . . . .      Canada, V7G 1H8                    0                    0.0

  Common               Irene Campany
  Stock                3340 Henry Place
   . . . . . . .       Port Moody, B. C.
      . . . . . .      Canada, V3H 2K5                 240,000 (3)            10.0

  Common               Martine Rummelhoff
  Stock.               325 Kings Road West
   . . . . . . .       North Vancouver, B C.
       . . . . .       Canada, V7N 2M1                  75,000                 3.1

  Common. . . . . . .  Directors and Officers
  Stock. . . . . .     as a Group                      315,000                13.1




(1) Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them and have not entered into a voting trust or similar agreement.

(2) Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges or similar rights pursuant to which such shares may be required in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of the directors or officers have any options, warrants, rights or conversion privileges outstanding except the Directors have recommended to the shareholders at the Annual General Meeting of Stockholders to approve a Non-Qualified Stock Option Plan as more fully described elsewhere in this Prospectus. No options have been granted yet, and therefore no shares issuable upon exercise of any such options are included in any calculation herein.

(3) Does not include 75,000 shares held by Lisa Campany, who is Irene Campany's step daughter, but includes 40,000 shares held by Michael Campany, who is Irene Campany's husband.

Rubincon does not know of any arrangements which might result in a change in control.


      COMPLIANCE  WITH  SECTION  16(A)  OF  THE  SECURITIES  EXCHANGE  ACT
      --------------------------------------------------------------------


Section 16(a) of the Exchange Act requires Rubincon's executive officers and directors, and persons who beneficially own more than ten percent of the Rubincon's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish Rubincon with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms received by it, Rubincon believes that during the year ended January 31, 2003, all such filing requirements applicable to its officers and directors were complied with, except that Ted Reimchen filed his Form 3 as an officer late. However, Irene Campany, an officer and director of Rubincon, filed an amendment to her Form 3 to include disclosure of shares held by her husband on her Form 3, as to which she disclaims beneficial ownership.

                           DESCRIPTION OF COMMON STOCK
                           ---------------------------

Common  Stock
-------------

The securities being offered are shares of common stock. The authorized capital of Rubincon consists of 25,000,000 shares with a par value of $0.001 per share. The holders of common stock shall:

- have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Rubincon;

- are entitled to share ratably in all of the assets of Rubincon available for distribution upon winding up of the affairs of Rubincon; and

- are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares  of  common  stock  do  not  have  any  of  the  following  rights:

-    preference  as  to  dividends  or  interest;

-    preemptive  rights  to  purchase  new  issues  of  shares;

-    preference  upon  liquidation;  or

-    any  other  special  rights  or  preferences.


In addition, the shares are not convertible into any other securities. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of April 30, 2003, Rubincon had 2,400,820 shares of common stock issued and outstanding.


Non-Cumulative  Voting.
----------------------

The holders of shares of common stock of Rubincon do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Rubincon's directors.

Dividends
---------

Rubincon has not declared or paid any dividends on its common stock. It does not currently anticipate paying any cash dividends in the foreseeable future on its common stock, when issued pursuant to this offering. Although Rubincon intends to retain its earnings, if any, to finance the exploration and growth of its mineral property, its Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon Rubincon's earnings, capital requirements, and other factors, which its Board of Directors may deem relevant. An investor under this offering should not consider subscribing for shares on the strength of future payment of dividends since the payment of dividends might never happen.

Business  Combination  with  an  Interested  Stockholder
--------------------------------------------------------

Rubincon is governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of transaction in which the person became an interested stockholder unless:

     - prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

     - the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

     - the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

The above provisions of Delaware law could reduce the likelihood of a change of control of Rubincon.

Transfer  Agent
---------------

Rubincon has engaged the services of Nevada Agency & Trust Company, Suite 880 - 50 West Liberty Street, Reno, Nevada, USA, 89501, to act as transfer agent and registrar.

Market  Information
-------------------


Although Rubincon is a reporting company and regularly files periodic reports under the Securities Exchange Act of 1934, Rubincon's stock does not trade on any public market either in North America or the rest of the world. Once Rubincon has no further comments from the SEC regarding this Form SB-2, it is the intention of management to make an application and be approved for a quotation on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board" or the BBX Exchange. Therefore, at the present time, there is no established market price for the shares of Rubincon. There is no assurance that an application to either the OTC Bulletin Board or the BBX Exchange will be approved. There are no common shares subject to outstanding options, warrants or securities convertible into common equity of Rubincon. All 2,400,820 shares of issued and outstanding shares of common stock of Rubincon are currently eligible for sale under Rule 144. There are no shares being offered to the public other than the 1,000,000 shares being registered in this Prospectus and no shares have been offered pursuant to an employee benefit plan or dividend reinvestment plan.


Non-Qualified  Stock  Option  Plan
----------------------------------

On June 19, 2002 the board of Directors of Rubincon approved and adopted a Non-Qualified Stock Option Plan (the "Stock Option Plan"), which provides for the granting of options to purchase an aggregate of 240,000 shares of common stock at an option price of $0.15 per share. The purpose of the Stock Option Plan is to make options available to directors, management and significant contractors of Rubincon in order to encourage them to secure an increase, on reasonable terms, of their stock ownership in Rubincon and to remain in the employ of Rubincon, and to provide them compensation for past services.


The Stock Option Plan is to be administered by the Board of Directors of Rubincon, which determines the persons to be granted options under the Stock

Option Plan, the number of shares subject to each option, and the option period, and the expiration date, if any, of such options. The exercise price of an option may be less than the fair market value of the underlying shares of common stock. No options granted under the Stock Option Plan will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee.

As of the date of this Prospectus, no options have been granted. The Stock Option Plan was approved by the shareholders of Rubincon on August 20, 2002. The Board of Directors is authorized, without further shareholder approval, to grant such options from time to time up to an aggregate of 240,000 shares of common stock. The Board of Directors may thus in general determine the number of shares subject to such options, the option periods, and the expiration dates of such options, if any options are issued.

                      EQUITY COMPENSATION PLAN INFORMATION






                                          Number of
                                      securities to be        Weighted
                                        Issued upon       average exercise      Number of
                                        exercise of           price of          securities
                                        Outstanding         outstanding         remaining
                                     options, warrants   options, warrants    available for
Plan category                            and rights          and rights      future issuance
                                           (a)                 (b)                 (c)


Equity compensation plans
approved by security holders . .         240,000          Not outstanding          240,000


Equity compensation plans
not approved by security
holders                                    None                 None                None

Total. . . . . . . . . . . .             240,000         None outstanding          240,000




Holders  of  Common  Shares
---------------------------

There  are presently 32 shareholders of record including officers and directors.


                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Rubincon, or was a promoter, underwriter, voting trustee, director, officer, or employee of Rubincon.


Rubincon's auditors are Sellers and Andersen, 941 East 3300 South, Suite 220, Salt Lake City, Utah, 84106. Fees paid to Sellers and Andersen represented time to examine and render an opinion on the financial statements and to prepare the annual corporate income tax returns. The fees paid and accrued to the auditor since inception amount to $11,600. There have been no fees billed for professional services for consulting with regards to the establishment of financial information systems design and implementation. Since inception Rubincon did not incur any other fees for professional services rendered by its independent accountants for all other non-audit services which may include, but is not limited to, actuarial services or valuation services or other consulting services.

                                    BUSINESS
                                    --------
General.
-------






The initial directors and officers were Carsten Mide and Kirsten Wilson who are deemed to be founders, organizers and promoters of Rubincon. Due to certain business interests they resigned in August 1999 and were replaced by Roman Kujath, Albert Ezzy and Jack Cewe. Prior to their resignations, the directors raised from its current shareholders the initial funds for Rubincon and subsequently issued 2,400,820 common shares in consideration for cash. The required Form Ds were filed with the SEC. In March 2001 both Albert Ezzy and Jack Cewe resigned as directors due to other business commitments and, in the case of Albert Ezzy a desire to retire, and were replaced by Irene Campany and Martine Rummelhoff.







During 2001, 2002 and 2003, Rubincon undertook small exploration programs on the Bridge claim by establishing a grid system for future soil and rock sampling. Management will undertake, from the proceeds of the sale of common stock registered on this Prospectus, a soil sampling program and will complete the Phase 1 exploration recommended on page 25 of this Prospectus. See "Certain Relationships and Related Party Transactions".

In addition to exploring its mineral property, Rubincon plans to seek out additional mineral properties either by way of purchase, staking or joint venturing.

   Presently the President of Rubincon has not acquired any shares but is committed to purchase 50,000 shares under this Prospectus. Prior to the issuance of shares under this Prospectus, the directors will continue to advance funds to Rubincon to meets its immediate obligations. No formal contractual agreements are in place relating to the purchase of shares by Mr. Reimchen or the continual financial support of Rubincon by its directors.


Operations  and  Properties.
---------------------------


Presently Rubincon has ownership interest in the mineral rights on one mining claim called the Bridge claim. As is custom in the Province of British Columbia, Rubincon does not actually own the land itself; only the mineral rights thereto. The ownership interest in the land is held by the Province of British Columbia. Having "staked" the mineral claim , Rubincon will have the rights to the minerals thereon for a period of one year from the date of staking or most recent renewal and can either perform exploration work on the mineral claim or pay cash in lieu to the Ministry of Finance in order to renew the claim. The actual cost of staking the Bridge was $330. For the assessment year ended February 7, 2001 Rubincon expended $2,311. For the assessment year ended February 7, 2002, Rubincon expended $1,254 and in January 2003 spent $2,500 to maintain the Bridge in good standing until February 7, 2004.






There are vast areas of British Columbia and the Pacific Northwest Coast, which includes Washington, Oregon and California states, which have been explored and in some cases staked through mineral exploration programs. Competition to identify, locate, explore and develop mineral and other claims is intense. Exploration companies such as Rubincon must compete for various resources, including consultants and other human resources, equipment and capital.


Nevertheless, there remain vast areas which have not yet been explored. The cost of staking and re-staking new mineral claims and the costs of Phase I of Rubincon's exploration program are relatively modest. One advantage is that Rubincon will have or has extensive literature available to it with respect to previous exploration in the area surrounding its mineral claim. These facts make it possible for a junior mineral company similar to Rubincon to be somewhat competitive with other similar companies. Nevertheless, Rubincon is at a competitive disadvantage compared to established mineral exploration companies when it comes to being able to complete extensive exploration programs. If Rubincon is unable to raise capital to pay for extensive claim exploration, it will be required to enter into possible joint ventures with other mineral companies which will result in Rubincon's interest in its claim being substantially diluted. If Rubincon is unable to raise either capital or identify a joint venture partner it might lose its interest in the Bridge claim.

Requirement  of  Government  Approvals
--------------------------------------


At present Rubincon does not require governmental approval to undertake an exploration program consisting of establishing a grid system over its mineral claim or obtaining rock and soil samples. In the event Rubincon identifies a viable reserve, it would be required to apply for numerous government approvals in order to commence mining. All costs to obtain the necessary government approvals would be factored into technical and viability studies in advance of a decision being made to proceed with the development of a reserve. The mining industry in Canada is highly regulated. Mr. Reimchen, Rubincon's President, has extensive mining experience and is familiar with government regulations respecting the initial acquisition and early exploration of mining claims in British Columbia, Canada. Rubincon is unaware of any proposed or probable new government regulations which would have a negative impact on the mining industry in British Columbia. Rubincon proposes to adhere strictly to the regulatory framework which governs mining operations in British Columbia.


Cost  and  Effect  of  Compliance  with  Environmental  Laws
------------------------------------------------------------


At the present time, Rubincon's cost of compliance with governmental laws are minimal as it is in the process of doing preliminary exploration activities only on the Bridge claim. In the event this claim hosts a viable reserve, the costs and effects of compliance with environmental laws will be incorporated in the exploration plan for the claim. The exploration plan will be prepared by a qualified mining engineer.


Part  Time  Employees
---------------------


Rubincon currently does not have any full time or part time employees, other than Rubincon's President and its Secretary and Treasurer, who will devote such time as is necessary in their judgment to satisfy the obligations of their offices. At present, both Mr. Reimchen and Mrs. Campany spend approximately 5 hours a month on various duties for Rubincon whereas Mrs. Rummelhoff spents virtually no time on the affairs of Rubincon during a given month. Upon commencement of the exploration activities on the Bridge claim, Mr. Reimchen will become more involved with the exploration program but at this point in time Rubincon does not know how many hours per week will be spent by him. Nevertheless, Rubincon intends to engage the services of consultants and individuals to assist in the exploration of the mineral claim. The time spent by Mrs. Campany and Mrs. Rummelhoff during the exploration program will not increase considerable.


Exploration  of  the  Bridge  Claim
-----------------------------------


Rubincon retained Douglas Symonds, Professional Geo-scientist, to summarize the geology and mineral potential on its mineral claim near Gold Bridge, British Columbia. His report is dated April 18, 2001. The mineral claim was "staked" by a professional staker on behalf of Rubincon.


 "Staking" of a claim is the method used by the Ministry of Energy and Mines for the Province of British Columbia in verifying title to the minerals on Crown property. The individual staking a claim, known as the "staker", inserts a post or stake into the ground of unstaked property and defines this post as the corner post or "identification" post. A serial pre-numbered tag, purchased from the Department of Energy and Mines, is affixed to the post and the date and time of inserting the post into the ground is recorded on it as well as the proposed name of the claim. The staker is required to walk a line in one direction from the stake and another line at a 90-degree angle from the original walk starting at the corner post. The lines are walked for approximately 1500 feet. Upon completion of these two walks the staker records the number of units being staked upon the metal tag on the corner post. This information is recorded on a 4-foot Post Mineral Claim form and filed with the Department of Energy and Mines.





Location  and  Access
---------------------

The Bridge property is located approximately 95 air miles north-northeast of Vancouver, British Columbia, Canada. The property is located approximately 2.5 miles east-northeast of the Village of Gold Bridge and covers the north half of

McDonald Lake and is drained by northerly-flowing McDonald Creek and its tributaries: Lindsey and Deep Creeks. McDonald Creek flows into Carpenter Lake approximately 0.625 miles north of the north boundary of the Bridge property. Access to the north boundary of the property is by road from the Village of Gold Bridge along the south shore of Carpenter Lake. From this road, an access road in an unknown state of repair heads up McDonald Creek, cutting through the center of the property. Use of this road may be limited to All Terrain Vehicles ("ATV"), snow machines or foot travel at this time.

Access to McDonald Lake is via a good trail from the abandoned settlement of Brexton. Brexton is located on the road between Gold Bridge and the Bralorne mine site. This trail leads to the east shore of McDonald Lake where a boat may be used to gain access to areas along the lake. This trail is suitable for ATV, snow machines and foot travel.

Elevations on the Bridge property ranges from 2,200 feet in the northwest corner to 4,700 feet in the southeast corner. The property is characterized by moderate to steep slopes and moderate to heavy forest cover up to the tree line. The local climate is typified by hot, dry summer and cold, snowy winters.

Claim  Information
------------------

The Bridge property consists of a single lode mineral claim of approximately 1,235 acres. Pertinent claim information is as follows:

          Claim  name:                    Bridge
          Tenure  Number:                 374400
          Number  of  Units:                  18
          Record  Date:       February  7,  2000

          Good  to  Date:     February  7,  2004



Approved assessment work must be completed and filed or a cash payment in lieu of assessment work must be made on or before the "Good to Date" shown above in order to keep the claim in good standing. Refer to work undertaken in 2003 as shown on page 26.






Geology
-------


Area and Local Geology (refer to Glossary of Terms on page 4). The following information is based on information provided to management and various reports of consultants.


The Bridge property is shown to be underlain mainly by rocks of the Bridge River terrain (greenstone, cherty argillite, limestone and dioritic intrusives) in contact with ultramafic and basic intrusions to the southwest.

There is poor outcrop exposure on the Bridge property. The outcrop geology of the Bridge property as described by previous explorationists consists of altered volcanic rocks showing well-developed schistosity and considerable amounts of quartz-carbonate alternation. Schistosity strikes in a general north-south direction and dips steeply, both to the east and to the west. In the southwestern corner of the property, cherts and argillites are more abundant than volcanic rocks. These cherts and argillites are also strongly schistose and exhibit quartz-calcite alteration in the form of 0.4 to 1.2 inches wide veins, often as boxworks. A layer of recent volcanic ash that varies from a few centimeters to a meter in thickness covers much of the property area.

Preliminary geologic and geophysical evidence indicates a north-northwesterly trend to geological formations and structures on the property. Steep Creek appears to reflect a shear or fault zone. The rock exposures to the west of Steep Creek are sheared and slightly altered or broken.




Some sulphide mineralization, mainly pyrite, has been reported in the outcrops on the Bridge property.

Recommendations  by  Douglas  Symonds,  Professional  Geo-scientist
-------------------------------------------------------------------



Management believes that the Bridge property warrants a $32,000 Phase I exploration program of data acquisition, aerial photograph interpretation, base map preparation, prospecting, geo-chemical soil sampling and report writing. Contingent upon the success of this Phase I program, a Phase II program, estimated to cost $64,000, involving further geo-chemical sampling, geophysical surveying, geological mapping, rock sampling, limited trenching and report writing was recommended by Mr. Symonds. A Phase III program, estimated to cost $160,000, involving further trenching, diamond drilling and report writing was recommended by Mr. Symonds, contingent upon the success of Phase II program. Rubincon will determine, in conjunction with its advisors and consultants, the level of success of the Phase I and Phase II programs in order to determine if additional exploration (including the Phase II and Phase III programs) will be commenced.

Douglas  Symonds  has  recommended  the  following  proposed  budgets:

Phase  I:

Estimated  cost  of  $32,000

     geo-chemical soil sampling and analysis aerial photographic interpretation and base map preparation prospecting and rock sampling preparation of Phase I report to Company preparation of assessment report

Phase  II  (Contingent  upon  the  success  of  Phase  I)

Estimated  cost  of  $64,000

     geophysical surveys to follow up geo-chemical anomalies geological mapping and further rock sampling limited trenching program preparation of Phase II report to Company preparation of assessment report

Phase  III  (Contingent  upon  the  success  of  Phase  II)

Estimated  cost  of  $160,000

     further  trenching
     diamond  drilling
     preparation of Phase III report to Rubincon preparation of assessment report


Rubincon has not yet commenced Phase 1 of the above program but will once it has raised the minimum amount of funds under this Prospectus.


Assessment  work  for  2001

The objective of this exploration work was to undertake a physical work program in order to establish two separate grid systems in preparation for a geophysical survey. During this exploration program a total amount of approximately $1,400 was expended.

Work  on  the  north  grid  system  was  a  follows:


A general topographical reconnaissance was carried out to determine the best grid layout due to the extreme topography. Baseline stations 0 + 000 N was located 450 feet east of the Legal Corner Post for the claim. The baseline was oriented at azimuth 360 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from 0 + 000 N to 0 + 720 N totaling 2,160 feet of baseline.


Work  on  the  west  grid  system  was  as  follows:

A topographical reconnaissance was carried out to determine the grid layout. The baseline was located approximately 2,250 feet up the MacDonald Creek from the road. The baseline was oriented at azimuth 270 degrees and horizontally chained and flagged every 30 feet. Grid station X-lines were established every 90 feet from station 0 + 000 W to 0 + 0510 N; totaling 1,530 feet of baseline.

This  exploration  program  required  two  men  each working 4 days to complete.

Assessment  work  for  2002

The grid system established in 2001 was extended in anticipation of a future soil sampling program. During the 2002 assessment program the baseline was established at 0 + 700B to 0 + 900 N with the grid sample lines being as follows:

               0  +  690N  to  0  +  400E               1,200  feet
               0  +  720N  to  0  +  365E               1,100  feet
               0  +  750N  to  0  +  450E               1,350  feet
               0  +  780N  to  0  +  420E               1,260  feet
               0  +  810N  to  0  +  415E               1,245  feet
               0  +  840N  to  0  +  410E               1,230  feet
               0  +  870N  to  0  +  430E               1,290  feet
               0  +  900N  to  0  +  440E               1,320  feet


There was a total of 10,950 feet of grid line established during this exploration program. The objective to Rubincon is to undertake a soil sampling program during the third or fourth calendar quarters of 2003 to determine areas of high concentration of mineralization. This will be done once the funds are available to do so.



Assessment  work  for  2003

On January 24, 2003, the Company undertook a surveillance of the claim by walking the lower part where the grid system had been established during the last several years. Basically, this procedure was performed to determine what the conditions were like on the Bridge claim due to snow and ice conditions being present. From this observation, the consultant was able to determine what equipment was required, being snowshoes, snow mobiles, etc., and assisted in forming a strategy for the balance of the week.

On January 26th the Company mobilized its initial exploration efforts by walking the grid system and using a magnetometer every 30 feet. A magnetometer is an instrument for measuring magnetic intensity. In ground magnetic prospecting, it is an instrument for measuring the vertical magnetic intensity and for detecting magnetic anomalies and magnetic gradients in rock formation. In other words, it is an instrument which will show unusual formation where high concentrations of mineralization might occur.

Basically, upon reaching the 30 foot site, the information shown on the magnetometer and the grid location was recorded in a notebook for future charting. The process of using the magnetometer over the grid system took three full days.

On January 29th, the Company hired an electromagnetic instrument for assisting in the prospecting process. This instrument is used as a geological method employing the generation of electromagnetic waves at the Earth's surface. When the waves penetrate the Earth and impinge on a conducting formation or ore body, they induce currents in the conductors, which are the source of new waves radiated from the conductors and detected by the instrument at the surface.

Again, the reading from this instrument was recorded every 30 feet on the grid system. The process took three days to complete.

The actual summation of the data obtained from the magnetometer and electromagnetic instruments will be reviewed by a geophysicist to determine if any favorable findings occurred. This analysis has not yet been done.

The work performed on the Bridge claim will maintain it in good standing until February 7, 2004.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------






Rubincon as at January 31, 2003 has only $88 in cash to meet its current obligations and undertake any exploration program on its mineral claim. The amount due to creditors as at January 31, 2003 was $16,585 not including amounts due related parties of $38,076. The amount due to creditors are as follows:





                     Creditor                  Amount
            Accounting and auditing.          $11,380
            Office expenses (*). . .              117
            Transfer agent's fees. .            5,088
                                              -------

                                              $16,585
                                              =======

          (*)  Net  of  $1,950  overpayment  of  legal  fees.






Currently,  Rubincon  has  no cash and is unable to pay its creditors unless the funds are provided by the directors and officers. If the minimum number of shares is subscribed for under this offering, there would only be $500 available in working capital which is not sufficient to service the current outstanding debt of Rubincon. The directors and officers are prepared to advance further funds to Rubincon in order to maintain the Bridge claim in good standing and to meet various financial requirements over the next year. If the maximum subscriptions are received under this offering there will be approximately $24,900 in working capital after paying $16,585 to all third party creditors. The amount to discharge the debt of Rubincon is not deemed material in the event that the maximum offering is subscribed for whereas if the minimum is subscribed for no payment of debt will occur other than as set forth under Use of Proceeds on page 11.


The requirements for funds over the next twelve months, assuming no funds are received from this offering, are as follows:






                    Description                                     Amount
            Accounting and auditing . . . . . .   (i)               $16,830
            Bank charges. . . . . . . . . . . .   (ii)                  120
            Edgar filing fees . . . . . . . . .  (iii)                1,000
            Exchange filing fees. . . . . . .     (iv)                3,500
            Registrar's fees. . . . . . . . .     (v)                   300
            Franchise taxes - Delaware. . . . .   (vi)                  100
            Legal . . . . . . . . . . . . . . .  (vii)                5,000
            Office expenses . . . . . . . . .    (viii)               3,067
            Property maintenance. . . . . . .     (ix)                1,032
            Transfer agent's fees . . . . . . .   (x)                 7,288
            Miscellaneous . . . . . . . . . . .   (xi)                1,763
                                                                    -------
       Estimated expenses for the next twelve months               $ 40,000
                                                                   ========

(i) This represents the preparation and examination of the following financial statements during the next twelve months:


               January  31,  2003               Form  10KSB       2,450
               April  30,  2003                 Form  10QSB       1,000
               July  31,  2003                  Form  10QSB       1,000
               October  31,  2003               Form  10QSB       1,000
           Outstanding  Accounts  Payable  (page  27)            11,380
                                                                 ------
                                                                $16,830
                                                                =======


(ii) Assumed  bank  charges  at  $10.00  per  month.

(iii)  The  outside  cost  of  filing  on  Edgar  has been estimated as follows:

                  Form  SB-2                              $  100
                  Notice  of  Annual  General  Meeting       300
                  Form  10KSB  and  Forms  10QSB             600
                                                           -----
                                                          $1,000
                                                          ======


(iv) Represents the cost to file on the BBX Exchange as more fully shown on page 14.



(v) This payment is made annually to The Company Corporation of Delaware to act as the registered agent for Rubincon for the forthcoming year.


(vi) The  Franchise  Tax  is  based  on  historical  payments.

(vii) Legal Costs associated with the filing of this Prospectus has been estimated at $5,000. This does not include additional legal costs associated with preparation and review of future filings, such as quarterly reports on Form 10QSB, annual reports on Form 10KSB or proxy statements.


(viii) Office expenses comprises mainly of photocopying, fax and delivery charges to be included in the future and includes $2,067 representing outstanding accounts payable as shown under "Management's Discussion and Analysis or Plan of Operation" (net of overpayment of legal fees) on page 27.



(ix) The cost of maintaining the claims in good standing is $1,032 which will be paid in cash to the Ministry of Finance for the Province of British Columbia or an equivalent amount performed on assessment work.



(x) The annual charge to the transfer agent is $1,200 and a fee of $15 per each new share certificate issued. The issuance cost for new share certificates has been estimated at $1,000 for the forthcoming year. Also, included in this figure is the current outstanding accounts payable of $5,088 as shown on page 27.


(xi) Miscellaneous costs include unanticipated expenses, and expenses in excess of the amounts estimated above in the event any particular expense is over budget.

If subscriptions are received only for the minimum number of shares and no other funds become available to Rubincon, Rubincon will cease to be a viable entity and all investors might lose their total investment in Rubincon.


Rubincon will not have a product to offer for sale unless it finds a reserve on the Bridge claim. In addition, Rubincon does not expect to purchase, lease or have an interest in any refinement or smelter facilities and will not construct any permanent housing facilities on the Bridge claim during the next year or in the foreseeable future. The proximity of the claim to the town of Gold Bridge allows for workers or consultants to use the local accommodations provided by the town.

Rubincon anticipates no significant change in employees other than during the exploration stage. Rubincon will hire part-time workers and consultants to perform the required work.

Incorporation  in  the  State  of  Delaware


Rubincon  incorporated  in  the  State  of Delaware rather than British Columbia
because  of  tax  reasons.   For  example,  both  the  Federal  and  Provincial
Governments impose tax on any profits made. This corporate tax could be as high as 51% of net income. In addition, the Province of British Columbia has an annual capital tax based on the number of shares outstanding. By having a Delaware-based company, Rubincon, if it ex-provincially incorporates in British Columbia, will only be subject to a 15% withholding tax on net income earned in Canada and remitted to Rubincon as set forth in the Canada/US Tax Treaty.
However,  Rubincon  is  subject  to  US  taxation.


                             DESCRIPTION OF PROPERTY
                             -----------------------

The  Bridge  Claim
------------------


The description of the Bridge claim is more fully described under "Location and Access" and "Geology" on pages 23 and 24 respectively.






Investment  Policy
------------------

Rubincon is not limited on the percentage of assets which may be invested in any one investment or mineral property. Rubincon's policy is to acquire mainly mineral properties, primarily for income in the future rather than capital gains. It is the intention of Rubincon to explore and develop, if warranted, its mineral property in hopes of eventually developing the claim into an income producing asset from the sale of the minerals contained thereon.

Offices
-------


Rubincon's executive offices are located in 4761 Cove Cliff Road, North Vancouver, B.C., Canada, V7G 1H8. The office is located at the place of primary business of the President. There is no charge to Rubincon for office but an imputed charge of $3,600 has been expensed during the current year with an offsetting entry to capital in excess of par value. Rubincon will require an office once it has started exploration work on the Bridge claim, but has yet to choose the office's location.


Other  Property
---------------

Rubincon  does  not  own  any  other  property  other  than  the  Bridge  claim.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
              ----------------------------------------------------


Subsequent to inception Rubincon issued to two former executive officers and directors the following shares: Carsten Mide acquired 200,000 common shares on February 25, 1999; and Kirsten Wilson acquired 100,000 common shares on February 25, 1999, making a total of 300,000 outstanding common shares. Both of these individuals are deemed to be founders, organizers and initial shareholders of Rubincon. Other than the shares they purchased they received nothing else of value from Rubincon. These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Irene Campany, presently Chief Financial Officer, Secretary Treasurer and Director, acquired 200,000 restricted common shares on April 11, 2001 from the former director, Carsten Mide. The consideration paid to Carsten Mide was $0.001 per share, which is the same price paid by Mr. Mide when he acquired the shares.

The directors have made demand loans in the amount of $38,076 as at January 31, 2003 which bear no interest. These funds have been advanced to Rubincon on a periodic basis as required for operating expenses of Rubincon. The directors have indicated they may convert the amount owed to them into shares being offered under this Form SB-2.

Converting this debt into shares will not be included in the minimum number of shares being issued under this Prospectus. Before conversion Rubincon will have to receive a minimum of $45,000 in new money from investors. The purposes of this transaction of the conversion of debt into shares by the directors will be to eliminate the obligation of Rubincon to the directors and to allow the directors to increase their ownership interest in Rubincon.



                             ADDITIONAL INFORMATION
                             ----------------------






Rubincon's financial statements for the year ended January 31, 2003 were examined by the firm of Sellers and Andersen, Certified Public Accountants (formerly Andersen Andersen & Strong) and are included herein.


Rubincon is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Information regarding the Public Reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Rubincon's filings are also available  to  the  public on the SEC's website (http://www.sec.gov).  Copies of
                                                 ------------------
such material may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.


Rubincon  does  not  have  its  own  website.



                                LEGAL PROCEEDINGS
                                -----------------


Rubincon is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Rubincon has been threatened. There are no pending legal proceedings against the Bridge claim of which management is presently aware of or knows of any future action against the claim.




                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

Information  on  this  item  is  set  forth  in the Prospectus under the heading
"Disclosure of Commission Positions on Indemnification for Securities Act Liabilities" below.

     DISCLOSURE OF COMMISSION POSITIONS ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rubincon pursuant to the following provisions or otherwise, Rubincon has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Securities Act, and is therefore unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     - for any breach of a director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

     - for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL, in summary, that directors and officers of Delaware corporation are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.

The Articles of Incorporation of Rubincon contain provisions which, in substance, eliminate the personal liability of the Board of Directors and officers of Rubincon and its shareholders from monetary damages for breach of fiduciary duties as directors to the extent permitted by Delaware law. By virtue of these provisions, and under current Delaware law, a director of Rubincon will not be personally liable for monetary damages for breach of fiduciary duty, except liability for:

     a.   breach  of  his  duties of loyalty to Rubincon or to its shareholders;

     b. acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     c. dividends or stock repurchase or redemptions that are unlawful under Delaware law; and

     d. any transactions from which he or she receives an improper personal benefit.

These provisions pertain only to breaches of duty by individuals solely in the capacity as directors, and not in any other corporate capacity, such as an officer, and limit liability only for breaches of fiduciary duties under Delaware law and not for violations of other laws (such as federal securities laws). As a result of these indemnifications provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

The inclusion of these indemnification provisions in Rubincon's Articles and Bylaws may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing lawsuit action, which if successful, might otherwise benefit Rubincon or its shareholders.

Rubincon has entered into separate indemnification agreements with its directors and officers containing provisions that provide for the maximum indemnification allowed to directors and officers under Delaware law, and provide that Rubincon, among other obligations, will indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors and officers, other than liabilities arising from willful misconduct of a culpable nature, provided that such persons acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of Rubincon and, in the case of criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide generally that Rubincon will, subject to certain exceptions, advance the expenses incurred by directors and officers as a result of any proceedings against them as to which they may be entitled to indemnifications. Rubincon believes these arrangements are necessary to attract and retain qualified persons as directors and officers.

                              FINANCIAL STATEMENTS
                              --------------------


SELLERS  AND ANDERSEN, L .L .C.           941 East 3300 South, Suite 220
------------------------------            Salt  Lake  City,  Utah,  84106
Certified  Public  Accountants  and          Telephone  801-486-0096
Business  Consultants  Board                      Fax 801-486-0098
Member  SEC  Practice  Section  of  the  AICPA


Board  of  Directors
Rubincon  Ventures  Inc.
Vancouver  B.  C.  Canada

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Rubincon Ventures Inc. (exploration stage company) at January 31, 2003, and the statement of operations, stockholders' equity, and cash flows for the year ended January 31, 2003 and 2002 and the period February 2, 1999 (date of inception) to January 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rubincon Ventures Inc. at January 31, 2003, and the results of operations, and cash flows for the years ended January 31, 2003 and 2002 and the period February 2, 1999 (date of inception) to January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital to service its debt and its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Salt  Lake  City,  Utah                         /s/  "Sellers  and Andersen LLC"
April  26,  2003

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                                 BALANCE  SHEET


                                January 31, 2003






ASSETS
CURRENT ASSETS

     Bank . . . . . . . . . . . . . . . . . . . . . . . .  $         88
                                                           -------------

            Total Current Assets. . . . . . . . . . . . .            88
                                                           -------------

OTHER ASSETS

      Mineral claims - Note 3 . . . . . . . . . . . . . .             -
                                                           -------------

                                                           $         88
                                                           =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

      Accounts payable. . . . . . . . . . . . . . . . . .  $     16,585
      Accounts payable - related parties. . . . . . . . .        38,076
                                                           -------------

             Total Current Liabilities. . . . . . . . . .        54,661
                                                           -------------

STOCKHOLDERS' EQUITY

     Common stock
           25,000,000 shares authorized, at $0.001 par
           value, 2,400,820 shares issued and outstanding         2,401

     Capital in excess of par value . . . . . . . . . . .        40,800

     Deficit accumulated during the exploration stage . .       (97,774)
                                                           -------------

           Total Stockholders' Deficiency . . . . . . . .       (54,573)
                                                           -------------

                                                           $         88
                                                           =============







   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                            STATEMENT  OF  OPERATIONS


          For the Years Ended January 31, 2003 and 2002 and the Period
            February 2, 1999 (date of inception) to January 31, 2003







                              JAN 31,      JAN 31,     FEB 2, 1999 TO
                               2003         2002        JAN 31, 2003
                            -----------  -----------  ----------------

REVENUES . . . . . . . . .  $        -   $        -   $             -

EXPENSES . . . . . . . . .      31,276       24,135            97,774
                            -----------  -----------  ----------------

NET LOSS . . . . . . . . .  $  (31,276)  $  (24,135)  $       (97,774)
                            ===========  ===========  ================



NET LOSS PER COMMON SHARE

     Basic . . . . . . . .  $    (0.01)  $    (0.01)
                            ===========  ===========


AVERAGE OUTSTANDING SHARES

     Basic . . . . . . . .   2,400,820    2,400,820
                            ===========  ===========











   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                             ----------------------
                           (Exploration Stage Company)
                           ---------------------------

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------


               For the Period February 2, 1999 (Date of Inception)
               ---------------------------------------------------
                               to January 31, 2003
                               -------------------





                                                                   CAPITAL IN
                                                  COMMON  STOCK     EXCESS OF        ACCUMULATED
                                                  SHARES    AMOUNT    PAR VALUE        DEFICIT
                                                ----------  -------  ------------     ----------
BALANCE FEBRUARY 2, 1999 (DATE OF
 INCEPTION). . . . . . . . . . . . . . . . . .          -  $    -    $      -         $       -

Issuance of common shares for cash at
     $0.001 - February 25, 1999. . . . . . . .  2,400,820    2,401          -                 -

Contributions to capital by related parties -
   expenses - 1999-2000. . . . . . . . . . . .          -        -     10,200                 -

Net operating loss for the period
   February 2, 1999 to January 31, 2000. . . .          -        -          -           (23,160)

Contributions to capital by related parties -
   expenses - 2000 - 2001. . . . . . . . . . .          -        -     10,200                 -

Net operating loss for the year ended
    January 31, 2001 . . . . . . . . . . . . .          -        -          -           (19,203)

Contributions to capital by related parties -
    expenses - 2001 - 2002 . . . . . . . . . .          -        -     10,200                 -

Net operating loss for the year ended
    January 31, 2002 . . . . . . . . . . . . .          -        -          -           (24,135)

Contributions to capital by related parties -
    expenses - 2002 - 2003 . . . . . . . . . .          -        -     10,200                 -

Net operating loss for the year ended
    January 31, 2003 . . . . . . . . . . . . .          -        -          -           (31,276)
                                                ----------  ------  ---------         ----------

BALANCE, JANUARY 31, 2003. . . . . . . . . .    2,400,820  $ 2,401  $  40,800         $ (97,774)
                                               ==========  ==================         ==========





   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                           STATEMENT  OF  CASH  FLOWS


           For the Year Ended January 31, 2003 and 2002 and the Period
            February 2, 1999 (date of inception) to January 31, 2003







                                                           JAN 31,       JAN 31,     FEB 2, 1999 TO
                                                            2003          2002        JAN 31, 2003
                                                        -------------  -----------  ----------------
CASH FLOWS FROM
     OPERATING ACTIVITIES:

     Net loss. . . . . . . . . . . . . . . . . . . . .  $    (31,276)  $  (24,135)  $       (97,774)

     Adjustments to reconcile net loss to net cash provided by operating activities:

          Changes in accounts payable. . . . . . . . .        21,148       13,660            54,661
          Contributions to capital - expenses. . . . .        10,200       10,200            40,800
                                                        -------------  -----------  ---------------

               Net Cash Flows used in Operations . . .            72         (275)           (2,313)
                                                        -------------  -----------  ---------------

CASH FLOWS FROM INVESTING
    ACTIVITIES . . . . . . . . . . . . . . . . . . . .             -            -                 -
                                                        -------------  -----------      -----------


CASH FLOWS FROM FINANCING
     ACTIVITIES:

          Proceeds from issuance of common stock . . .             -            -             2,401
                                                        -------------  -----------  ---------------

     Net Change in Cash. . . . . . . . . . . . . . . .            72         (275)               88

     Cash at Beginning of Period . . . . . . . . . . .            16          291                 -
                                                        -------------  -----------  ---------------

     CASH AT END OF PERIOD . . . . . . . . . . . . . .  $         88   $       16   $            88
                                                        =============  ===========  ================


SCHEDULE OF NONCASH OPERATING ACTIVITIES

Contributions to capital by related parties - expenses
    1999 - 2003                                           $   10,200   $    10,200   $        40,800
                                                         ===========     ==========          =======






   The accompanying notes are an integral part of these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS





1.     ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on February 2, 1999 with the authorized common shares of 25,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the exploration stage (see note 3).

Since its inception the Company has completed Regulation D offerings of 2,400,820 shares of its common capital stock for cash.


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     ACCOUNTING  METHODS
     -------------------

     The Company recognizes income and expenses based on the accrual method of accounting.

     DIVIDEND  POLICY
     ----------------

     The  Company  has  not yet adopted a policy regarding payment of dividends.

     INCOME  TAXES
     -------------




     On January 31, 2003, the Company had a net operating loss carry forward of $97,774. The tax benefit of $29,332 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations.

     The  loss  carry  forward  will  expire  starting  in  2020  through  2023.



     BASIC  AND  DILUTED  NET  INCOME  (LOSS)  PER  SHARE
     ----------------------------------------------------

     Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
     (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS



2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED


     ENVIRONMENTAL  REQUIREMENTS

     At the report date environmental requirements related to the mineral claim acquired (Note 3) are unknown and therefore any estimate of any future cost cannot be made.

     MINING  CLAIM  COSTS

     Cost of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred.

     FINANCIAL  AND  CONCENTRATIONS  RISK

     The Company does not have any concentration or related financial credit risk.



     REVENUE  RECOGNITION

     Revenue is recognized on the sale and delivery of product or the completion of services provided.

     STATEMENT  OF  CASH  FLOWS

     For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

     FINANCIAL  INSTRUMENTS
     ----------------------

     The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

     ESTIMATES  AND  ASSUMPTIONS
     ---------------------------

     Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                             RUBINCON VENTURES INC.
                           (Exploration Stage Company)

                        NOTES  TO  FINANCIAL  STATEMENTS



2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  -  CONTINUED

     RECENT  ACCOUNTING  PRONOUNCEMENTS

     The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.



3.   MINERAL  CLAIMS

     On February 7, 2000 the Company acquired a mineral claim known as the Bridge Claim located in the Bralorne district of British Columbia with an expiration date of February 7, 2004. The claim has not been proven to have a commercially minable ore reserve and therefore all costs of exploration and retaining the property have been expensed.

4.   SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTY

     Officers-directors, and their controlled entities, have acquired 13% of the outstanding common stock and have made no interest, demand loans of $38,076 to the Company, and have made contributions to capital of $40,800 by the payment of Company expenses.

5.   NON-QUALIFIED  STOCK  OPTION  PLAN

     On August 20, 2002, the stockholders of the Company approved a Non-Qualified Stock Option Plan which provides for the issuance of a maximum of 240,000 common shares of the Company for future purchase by key employees, independent contractors, technical advisors or directors of the Company at a price of $0.15 per share. The Plan will be in effect for ten years. No shares have been issued under the plan on the date of this report.

6.   GOING  CONCERN

     The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent on obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, and payment of Company expenses by its officers, which will enable the Company to operate for the coming year.

ANALYSIS  OF  FINANCIAL  INFORMATION

(i)  Balance  Sheet


A managerial analysis of various accounts for the four years ended January 31, 2003 are described below.


The  changes  in  the  various  balance  sheet  accounts  are  as  follows:






                               January 31    January 31    January 31    January 31
                                  2000          2001          2002          2003
                              ------------  ------------  ------------  ------------
         Assets:
          Bank . . . . . . .  $     1,428   $       291   $        16   $        88
                              ============  ============  ============  ============
         Liabilities:

          Accounts payable .        2,055         6,428        13,129        16,585
          Accounts payable -
           Related parties . .      9,932        13,425        20,384        38,076
         Shareholders' equity
          Common stock . . . . .    2,401         2,401         2,401         2,401
          Capital in excess
           of par                  10,200        20,400        30,600        40,800
         Deficit. . . . . .       (23,160)      (42,363)      (66,498)      (97,774)
                              ------------  ------------  ------------  ------------
                              $     1,428   $       291   $        16   $        88
                              ============  ============  ============  ============






The Company has raised no further funds since shares were originally subscribed for in 1999, other than through borrowings from directors and officers. Therefore, the directors and officers have had to contribute sufficient funds to continue the exploration activities on the Bridge claim in order to ensure that it is maintained in good standing. In addition, various fees to the auditors and transfer agents have had to be paid by the directors and officers to ensure those services will be provided when required.

The Company owed various creditors, other than related parties, $16,585 as at January 31, 2003 which comprise amounts owed to the auditors, accountant, transfer agent, office expenses and Edgar filing fees.

In the event that sufficient funds are not raised through sale of common stock registered pursuant to this Prospectus to meet the minimum requirement outlined herein, the directors currently intend to personally settle all outstanding accounts payable. This might not be necessary since the President of the Company has indicated that he is prepared to purchase a number of shares through this Prospectus to ensure the settlement of part of the outstanding accounts payable due to third party creditors. There is no assurance, however, that the directors or President will advance sufficient funds, or any funds, as they are not legally required or obligated to do so.


(ii)  Statement  of  Operations


An analysis of the accounts as described by management comprising the Statement of Operations for the four years ended January 31, 2003 are shown below:





                                      -40-



                                                                                                     February 2,
                                                January 31    January 31   January 31   January 31     1999 to
                                                    2000         2001         2002        2003       Jan. 31, 2003
                                                ------------  -----------  -----------  --------    --------------

Accounting and Audit         (1) . . . . . .  $      4,500  $     5,050  $     5,450  $  4,400  $       19,400
Annual Fees                  (2) . . . . .             125          150          150       300             725
Bank Charges                 (3) . . . . . .            26           77           67       101             271
Edgar filing Fees            (4). . . . . .              -        1,925        1,174     2,030           5,129
Franchise fees               (5) . .                   102          102          106       104             414
Geology report               (6) . . .               1,280            -            -         -           1,280
Incorporation costs          (7). . . .                519            -            -         -             519
Legal                        (8)                         -            -            -     8,050           8,050
Management fee               (9) . . . .             6,000        6,000        6,000     6,000          24,000
Office expenses             (10). . . .                268          294          291     1,582           2,435
Rent                        (11)                     3,600        3,600        3,600     3,600          14,400
Staking costs               (12). . .                3,195            1        4,991     2,500          10,687
Telephone                   (13) . .                   705          600          600       600           2,505
Transfer agent's fees       (14). . . . .            2,840        1,404        1,706     2,009           7,959
                                                ------------  -----------  -----------  --------  ------------

                                              $     23,160  $    19,203  $    24,135  $ 31,276  $       97,774
                                                ============  ===========  ===========  ========    ==========






(1)     Accounting  and  audit  -  $19,400

The Company engages the services of an accountant to undertake the quarterly bookkeeping services and to prepare a working paper file for submission to the auditors for the various Forms 10-KSBs and 10-QSBs. The amount, during the four year period, paid and/or accrued to the independent auditors was $11,600. The residual balance represents the amount paid and/or accrued for accounting services.

(2)     Annual  fees  -  $725

The annual fee represents the amount paid to the registered agent for the Company in the State of Delaware.

(3)     Bank  charges  -  $271

Bank  charges are incurred monthly.   Presently the Company has only one banking
facility  located  in  Vancouver,  Canada.

(4)     Edgar  filing  fees  -  $5,129

In the past the Company has used the services of an Edgar filer located in Washington, DC, to file its Form 10-SB and various Forms 10-KSB and 10-QSB. During the fiscal year ended January 31, 2000 no invoices were received and therefore no accrual was made for the filing of the Form 10-SB. This cost has been reflected in the expense for the fiscal year ended January 31, 2001. The amount incurred during the fiscal year ended January 31, 2003 represent Edgar filing fees for the Forms 10-KSB and 10-QSBs, Form SB-2, Form 3s, Form 8-K and Form NT10Q.

(5)     Franchise  fees  -  $414

Since the Company was incorporated in Delaware it is required to pay the State of Delaware a capital tax based on the number of shares issued and the gross assets. This tax is paid by the first of March each year. During the last four years the tax paid was as follows:

    Source            2000           2001           2002          2003     Total
    ------            ----           ----           ----          ----     -----

Minimum  tax        $   30         $   30         $   30         $  30    $  120
Filing  fees            20             20             20            20        80
Late filing penalty     50             50             50            50       200
Interest                 2              2              6             4        14
                   -------         ------          -----          -----    -----
                    $  102          $ 102          $ 106          $104     $ 414
                     =====            ===            ===           ===       ===

(6)     Geological  report  -  $1,280

The Company engaged the services of a professional geologist to prepare a report on its former mineral claim called "Rubincon claim" in July 1999 for a cost of $1,280. This mineral claim was located in the Zeballos mining area of British Columbia and was subsequently abandoned by the Company due to the difficulty in exploration. The claim was located on a steep mountainside and therefore did not allow for ease of exploration. In March 2001, the Company identified its present mineral claim and had another geologist, being Douglas Symonds, prepare a geological report on the mineral claim called "Bridge". His fees have been included under Item 12 - Staking costs, below

(7)     Incorporation  costs  -  $519

The Company incorporated in Delaware for a cost of $255. Subsequently, management realized that the authorized share capital was not sufficient to allow all the present shareholders to invest in the Company. Therefore, an amendment to the Articles of Incorporation was required to change the authorized share capital; refer to Exhibit 3(i)c. This represents an additional cost of $264. The Company has expensed the incorporation costs as a period cost rather than capitalize them and amortize them over the life of the Company.

(8)     Legal  -  $8,050

Represents  legal  fees  paid  to  the  Corporate  Legal Services, Santa Monica,
California  for  review  and  comments  relating  to  this  Form  SB-2.

(9)     Management  fees  -  $24,000

The management of the Company does not charge any fees for the services they provide to the Company but have accrued $500 per month or $6,000 per year to give recognition to the services they are providing. Therefore, management has accrued a charge for management fees to the Statement of Operations each year with an offsetting entry to Capital in Excess of Par Value under the Shareholders' Equity section of the Balance Sheet. The Company has no responsibility to pay either in cash, shares or other consideration the above noted amount.

 (10)     Office  expenses  -  $2,435

Office expenses comprise photocopying, faxing and delivery as well as the purchasing of various office supplies during the prior four years. During the fiscal year ended January 31, 2003 Rubincon incurred mailing cost for the Information Circular and Proxy for the Annual General Meeting held on August 20, 2002 and the special Proxy circulation in October. In addition, the Company incurred approximately $400 to rent a facility to hold the Annual General Meeting.

(11)     Rent  -  $14,400

The Company uses the offices of its President, both past and present, and is not charged any rent for this service. Nevertheless, management realizes there should be a charge for the use of an office and therefore have accrued $300 per month, being approximately the value of a one room office space in Vancouver, Canada. The Company has charged this amount to expense in each year with an offsetting entry to Capital in Excess of Par Value. The Company has no responsibility to pay either in cash, shares or consideration the above noted amount.

(12)     Staking  costs  -  $10,687

In  February 1999, the Company staked the Rubincon mineral claim in the Zeballos
mining area of British Columbia.   Subsequently this mineral claim was abandoned
as  mentioned  under  "Geology  Report"  above.

The Company undertook a work program on the Bridge property in February 2001 comprising the establishment of a grid system for future rock and soil sampling. In January 2002 the grid was extended in both a north and west direction on the mineral property and in January 2003 another exploration program was undertaken as more fully described on page 26. The latter exploration work maintained the Bridge claim in good standing until February 7, 2004. It is the intention of management to use the funds raised upon sale of common stock registered pursuant to this Prospectus to undertake a rock and soil sampling program, which will be contained within the boundaries of the established grid as well as to complete Phase I as set forth by Douglas Symonds, Professional Geo-scientist. The cost of his report is included in the 2002 expenses.

(13)     Telephone  -  $2,505

Originally, under the prior directors, the Company had a telephone number in the United States but with lack of use the telephone number was abandoned. Management does not charge for the use of their personal telephones for business purposes. Nevertheless, management realizes the Company should recognize an expense for telephone and therefore has accrued $50 per month for this purpose. As in Management Fees and Rent the credit has been allocated to Capital in Excess of Par Value. The Company has no responsibility to pay either in cash, shares or other consideration the above noted amount.

(14)     Transfer  agent  -  $7,959

The Company's transfer agent is Nevada Agency & Trust Company. The charges incurred during the three years and nine months represent a $1,200 annual fee for Nevada Agency & Trust to act as transfer agents each year, issuance of share certificates as required from time to time and other services required by the directors.






     CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     ------------------------------------------------------------------------
                                   DISCLOSURE
                                   ----------


The auditors' report, rendered by Sellers and Andersen, Certified Public Accountants (formerly Andersen Andersen & Strong), on the financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles other than a qualification uncertainty based on the Company continuing as a going concern. The Company has not changed auditors since it became a reporting Company, and no decision has been made by the board of directors or shareholders of the Company to change auditors. There have been no disagreements with the auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. As mentioned under "Risk Factors" the auditors made reference in their audit opinion on uncertainty of Rubincon as a going concern.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company:

          Audit  and  accounting                              $  2,550
          Annual  fee  (registered  office
            and  franchise  fee)                                   250
          BBX  Exchange  fees  (assumed)  (i)                    3,500
          Legal                                                  5,000
          Photocopying  and  Delivery                              100
          Registration  Fees                                       100
          Transfer  agent's  fees  -  issuance
             of  certificates                                    1,000
                                                              --------

          Total  estimated  expenses  of  issuance
              and  distribution                              $  12,500
                                                                ======
(i)  Fees  to  BBX  Exchange

     If the management of the Company decides to obtain a quotation on the newly formed BBX Exchange rather than apply to the OTC Bulletin Board the fees will be as follows:

          Non-refundable  application  fee                    $   1,000
          Listing  fee  net  of  waiver  if  filed
             before  October  2003                                2,500
                                                                   ----
                                                              $   3,500
                                                              =========

The Company will not be using the services of an underwriter and therefore no discounts or commissions are recognized in the above. In addition, none of the Company's securities are issued for resale by any of the shareholders. There are no premiums paid by the Company on any policy to insure or indemnify directors or officers against any liabilities the Company may incur in the registration, offering, or sale of its securities.

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

The Company's stock is not presently traded or listed on any public market even though the Company is reporting. Upon effectiveness of the Company's Rubincon under the Securities Exchange Act of 1934, it is anticipated that one or more broker dealers may make a market in its securities over-the-counter, with quotations carried on the National Association of Securities Dealers, Inc.'s "OTC Bulletin Board" or the "BBX Exchange."


From inception through to April 30, 2003, the Company has issued and sold the following unregistered shares of its common stock (the aggregated value of all such offerings did not exceed $l,000,000):


(i)     Subscription  for  shares  by  Directors  and  Officers  of  the Company

On February 25, 1999 the Company issued to its former President, Carsten Mide, 200,000 common shares and to its former Secretary Treasurer, Kirsten Wilson, 100,000 common shares at $0.001 per share for cash consideration.

On February 25, 1999, the Company issued shares to individuals who either became a director or officer or their spouse became a director of the Company. Jack Cewe became a director of the Company on July 12, 1999 and Albert Ezzy became Secretary and Treasurer and a Director of the Company on August 2, 1999. Previously Jack Cewe's wife had purchased 50,000 common shares and Albert Ezzy purchased 75,820 common shares both at a price of $0.001 per share; both for cash consideration.

All of the above issuances were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D.

Subsequently Carsten Mide transferred his 200,000 shares to Irene Campany, a current director and officer of the Company. A new hold period started from the date of transfer, April 11, 2001, whereby Irene Campany can only sell shares as allowed under Rule 144.


The shares held by Martine Rummelhoff, currently a director of the Company, were 75,000 shares acquired in an arm's length purchase and have been restricted by having a legend placed upon the share certificate. A sale of these shares is subject to the rules and regulations of Rule 144. In addition, 100,000 shares issued to Kirsten Wilson had been transferred to another shareholder and are restricted since they were issued in compliance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The former Secretary and Treasurer of the Company, Albert Ezzy, has retained his 75,820 shares which have a legend printed on the share certificates restricting their transfer except upon the availability of an exemption from registration requirements. The wife of one of the former directors, Mabel Cewe, has her 50,000 shares restricted from transfer except upon the availability of an exemption from registration requirements, and she has made no application to have any of the shares released.



All of the above mentioned shares have been held for one year. Accordingly, the holders of such shares could now sell, within a three month period, a number of their shares equal to 1% of the outstanding common shares in the Company, subject to compliance with the requirements of Rule 144, except for those shareholders who are no longer affiliates and who have held their shares for more than two years. Non-affiliated shareholders who have held their shares for more than two years can sell their shares without restriction, pursuant to Rule 144(k). There are "stop transfer" instructions placed against the certificates and a legend has been imprinted on the stock certificates other than those held by Martine Rummelhoff. Refer to "Certain Relationships and Related Party Transactions" on page 29 for additional information.


(ii)     Subscription  for  1,975,000  shares

On February 25, 1999, the Company accepted subscriptions from twenty-eight non-accredited investors, all of whom were not US-Persons as defined in Regulation S, in the amount of 1,975,000 shares at a price of $0.001 per share, for total consideration of $1,975. In all cases the consideration was paid in cash. These shares were issued in accordance with the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended, and an appropriate Form D was filed in connection with the issuance of these shares.

None of the securities issued or to be issued under this Prospectus are convertible or exchangeable into other securities.

                                  EXHIBIT INDEX






EXHIBIT
  NO.    DESCRIPTION                                                                  PAGE
-------  ---------------------------------------------------------------------------  ----
    3.1    Amended and Restated Articles of Incorporation. . . . . . . . . . . . . .    49

    3.2    Certificate of Amendment of Certificate of Incorporation. . . . . . . . .    55

    3.3    By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56

      4    Specimen Stock Certificate. . . . . . . . . . . . . . . . . . . . . . . .    63

      5    Opinion re. Legality. . . . . . . . . . . . . . . . . . . . . . . . . . .    64

     10    Material Contracts
                Transfer Agent and Registrar Agreement. . . . . .       . . . . .       65

     11    Statement re: Computation of Per Share Earnings . . . . . . . . . . . . .    68

     15    Letter on Audited Financial Information . . . . . . . . . . . . . . . . .    69

     23    Consent of Experts and Counsel
                Sellers and Andersen  (contained in Exhibit 15)
                Corporate Legal Services, LLP (contained in Opinion in Exhibit 5)
                Doug Symonds, P.Geo., Geoscientist. . . . . . . . . . . . . . .         70

     99    Additional Exhibits
              99.1     Subscription Agreement. . . . . . . . . . . . . . . . . . . .    71
              99.2     Non-Qualified Stock Option Plan . . . . . . . . . . . . . . .    74
              99.3    Audit Committee Charter. . . . . . . . . . . . . . . . . . . .    79






ITEM  28.     UNDERTAKINGS


The  Company  hereby  undertakes  to:


(a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

(3) The Company will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on May 26, 2003.


                                               RUBINCON  VENTURES  INC.


                                             /s/  "Ted  Reimchen"
                                             --------------------

                                                    Ted  Reimchen

                                               President  and  Director

                         Special Power of Attorney

The undersigned constitute and appoint Ted Reimchen their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Date:  May  26,  2003



    /s/  "Ted  Reimchen"
------------------------
Ted  Reimchen
President  and  Director


   /s/  "Irene  Campany"
------------------------
Irene  Campany

Chief  Financial  Officer,  Secretary  Treasurer

 and  Director



   /s/  "Martine  Rummelhoff"
-----------------------------
Martine  Rummelhoff
Director